UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 2, 2024
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer
Dear Fellow Shareholders:
AAM concluded 2023 with positive results, including solid cash flow performance, despite significant headwinds in the form of production volatility, labor availability, operational challenges, the UAW Work Stoppage, and elevated input costs. We demonstrated our resilience and addressed these challenges by relying on our culture of innovation and determination.

For 2023, we reported $6.1 billion in sales, $693 million of adjusted earnings before interest, taxes and depreciation (EBITDA)* and operating cash flow of $396 million. With this cash flow from operations, we continued to invest in our business, reduced our senior debt by $140 million and strengthened our balance sheet — key priorities for AAM. Other notable achievements in 2023 are highlighted below.

–Received AAM's largest electrification award from Stellantis to supply e-Beam axles featuring AAM’s 3-in-1 e-Drive technology for a future program.
–Awarded program from Mahindra to supply e-Beam axles for a future 2.5T light electric truck program launching in 2025.
–Named an Automotive News PACEpilot award finalist for our innovative e-Beam axle technology.
–Launched significant new axle program to support General Motors’ next-generation Colorado and Canyon pickup trucks.
–Announced new win with Jetour Auto (part of Chery Automobile Co., Ltd.) to supply power transfer units and rear drive modules for multiple all-wheel drive sport utility vehicle programs beginning in 2024.
–Announced new win with FAW Group to supply independent front axles for multiple plug-in hybrid vehicle models beginning in 2025.
–Recognized by General Motors as an Overdrive Award winner for sustainability.

In keeping with our commitment to further enhance the diversity of our Board while maintaining an appropriate mix and balance of professional skills, we are very pleased to have recently appointed Aleksandra Miziolek to serve as an independent director of the Company. Aleks brings extensive and valuable industry experience to our Board. The entire Board welcomes Aleks and is looking forward to working with her. More information on Aleks’ background can be found in this proxy statement.

In addition, in 2023, we achieved many successes and continued to make important progress with respect to our many sustainability and ESG initiatives. We exceeded our 2023 U.S. renewable and carbon-free energy goal, established a biodiversity partnership with the Wildlife Habitat Council, and were recognized with six Forbes Best Employers awards, including Best Employer for diversity, new graduates, veterans, and women. We highlight our key 2023 sustainability and ESG achievements in this proxy statement. To learn more about all our ongoing sustainability and ESG efforts and achievements, I encourage you to read our 2023 Sustainability Report when it is published in April.

While 2023 was a challenging year, I am confident about 2024 and beyond based on AAM’s strong long-term fundamentals in quality, operational excellence, and technology leadership. As the industry transitions over time to an expanded electric future, AAM will continue to invest in our electric product portfolio while leveraging our strong legacy business. The management team and I are confident that AAM is well positioned to bring the future faster and build long-term shareholder value.
David C. Dauch,
Chairman and Chief Executive Officer
*Adjusted EBITDA is a non-GAAP measure. Refer to Appendix A to this proxy statement for the definition and reconciliation.

James A. McCaslin Lead Independent Director
Dear Fellow Shareholders:

The Board is committed to providing a high level of oversight and strategic guidance. To accomplish our mission we not only work closely with AAM management but also ensure that we engage in constructive and meaningful communications with our shareholders. We value the opportunity to gain input and perspective from our shareholders. This year, our Board meetings and ongoing shareholder engagement covered an array of topics, with a clear focus on executive compensation, performance, strategy, and sustainability.

Executive Compensation

Given the input received during our ongoing shareholder engagement efforts and the support level for our 2023 say-on-pay proposal, the Board focused on shareholder outreach efforts throughout 2023 and early 2024 to ensure we understood and took into account shareholder feedback. These important discussions were led by AAM’s Executive Vice President and Chief Financial Officer and Head of Investor Relations, and I also attended several meetings. Considering shareholder feedback, over the last several years, the Compensation Committee has taken action to better align our executive compensation program with shareholder expectations and create shareholder value. Those specific actions are described in our Compensation and Discussion and Analysis in this proxy statement.

Board Refreshment
Consistent with our succession planning objectives and commitment to enhance diversity at the Board level and throughout the Company, we are delighted that Aleksandra Miziolek has recently joined the Board. Aleks brings significant industry and executive experience to our Board together with valuable perspective on international and strategic matters. Aleks’ complete bio can be found in this proxy statement. The entire Board extends a warm welcome to Aleks and looks forward to working with her.
Strategic Planning

In light of the industry dynamics and economic challenges, the Board and our management team dedicated a significant amount of time to strategic planning to seek to enhance our growth and profitability. A number of pathways were identified to generate cash, improve operating performance, and pursue profitable growth opportunities, including electrification. More information on AAM’s strategy can be found in our 2023 annual report on Form 10-K.
Sustainability

The Board views sustainability as a key to our future success. In keeping with our governance role, the Board continues to drive and closely monitor the Company’s sustainability targets, performance and reporting. We receive regular reports from senior leadership and hold them accountable for progress towards our sustainability goals. Highlights of the key initiatives from AAM’s Sustainability Program are described in the following proxy summary. In addition, the 2023 Sustainability Report, to be published in April 2024, will provide more details about AAM's comprehensive approach to ESG and sustainability.

On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Thank you for your feedback and investing in AAM.

James A. McCaslin
Lead Independent Director

Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
American Axle & Manufacturing Holdings, Inc.

Date Thursday, May 2, 2024	Time 8:00 a.m. Eastern Time	Where www.meetnow.global/MHHQ24Q

Our 2024 Annual Meeting of Stockholders will be held online by live webcast. You will be able to attend the annual meeting online, vote your shares electronically and submit questions before and during the meeting by visiting the web address above. You will be required to enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability previously delivered to you. Please refer to the instructions beginning on page 86.

Your opinion is very important		Record Date
Please vote on the matters described in the proxy statement as soon as possible, even if you plan to attend the virtual annual meeting. You can find voting instructions below and on beginning on page 86.		You may vote if you owned shares on March 7, 2024 (record date).

Annual Meeting Agenda / Items of Business

1. Election of four members of the Board of Directors to serve until the annual meeting of stockholders in 2027

2. Advisory vote on named executive officer compensation

3. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2024

4. Other business properly presented at the meeting

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 86 for instructions.

Important Notice Regarding the Availability of Proxy Materials for the May 2, 2024 Stockholder Meeting: Our 2024 proxy statement and 2023 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 21, 2024. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of proxies to be voted at AAM's 2024 annual meeting.
For the Board of Directors,
Matthew K. Paroly
Vice President, General Counsel & Secretary
Detroit, Michigan
March 21, 2024

Proxy Summary
2	Proxy Summary

Election of Directors		Ratification of Independent Registered Public Accounting Firm
15	Proposal 1 - Election of Directors	83	Proposal 3 - Ratification of Appointment of Independent Registered Public Accounting Firm for 2024

26	Corporate Governance	84	Policy for Pre-Approval of Audit and Non-Audit Services
33	Compensation of Directors	84	Independent Registered Public Accounting Firm's Fees
35	Beneficial Stock Ownership	85	Report of the Audit Committee
36	Related Person Transactions Policy

Advisory Vote on Executive Compensation		Additional Information
37	Proposal 2 - Advisory Vote on Executive Compensation	86	Voting and Meeting Information
38	Compensation Discussion and Analysis	89	Annual Report
	Named Executive Officers	89	Electronic Delivery of Proxy Materials
	Executive Summary	89	2025 Stockholder Proposals and Nominations
	Compensation of Executive Officers	90	Cost of Solicitation
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
58	Compensation Committee Report	Appendix
59	Executive Compensation Tables	A-1	Appendix A - Non-GAAP Reconciliation
77	CEO Pay Ratio
78	Pay versus Performance Table
82	Equity Compensation Plan Information as of December 31, 2023

2024 AAM Proxy Statement | 1

Table of Contents	Proxy Summary
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Your Vote is Important

Proposals of the Board for your vote:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of four members of the Board of Directors to serve until the annual meeting of stockholders in 2027	Majority of votes cast	FOR each nominee	Page 15
Each nominee brings a strong background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 37
AAM's executive compensation program is market-based, performance-driven and aligned with shareholder interests.
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2024	Majority of votes cast	FOR	Page 83
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	During Meeting
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Vote electronically at the meeting. See page 86 for instructions.

2024 AAM Proxy Statement | 2

Table of Contents	Proxy Summary
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Business and Financial Highlights
Driving Long-Term Shareholder Value
As a leading global tier 1 automotive supplier, AAM designs, engineers and manufactures driveline and metal forming technologies to support electric, hybrid and internal combustion vehicles. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology leadership to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements and objectives of our business.
2023 Financial and Performance Highlights
AAM concluded 2023 with positive results while navigating greater than anticipated downtime at key customers, operational inefficiencies and the UAW Work Stoppage. We continued to adapt to difficult market conditions by relying on our culture of innovation and determination. Despite elevated costs, labor shortages and supply-chain challenges, we delivered solid cash flow performance.

Sales	Adjusted EBITDA*
$6.1B	$693M
11.4% of Sales

Cash Provided by Operating Activities	Reduced Senior Debt by More Than
$396M	$140M

In 2023, AAM continued to generate solid free cash flow, resulting in further debt reduction and well-positioned liquidity. We maintained discipline in managing capital expenditures as a percentage of sales at historically low levels and advanced our electrification business led by our electric beam axle product to drive future growth and position AAM as an electric propulsion supplier of choice.

*EBITDA margin and adjusted EBITDA are non-GAAP measures. Refer to Appendix A to this proxy statement for the definitions and reconciliations.

2024 AAM Proxy Statement | 3

Table of Contents	Proxy Summary
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2023 AAM Highlights

AAM to supply e-Beam axles for a future EV program, featuring AAM's 3-in-1 e-Drive technology	AAM to supply e-Beam axles for a future 2.5T light electric truck program launching in 2025

AAM to supply independent front axles for multiple plug-in hybrid vehicle models beginning in 2025	AAM to provide power transfer units and rear drive modules for multiple AWD SUV programs beginning in 2024

AAM has been named a 2023 PACEpilot award finalist for our innovative electric beam axle	Recognized as an Overdrive Award winner for sustainability at GM's 31st annual Supplier of the Year awards

Published 2022 Sustainability Report and achieved an A- on the CDP Climate Change survey	AAM launched a significant new axle program supporting the next generation Colorado and Canyon

Forbes has named AAM one of America's Best Employers for Diversity for 2023	Continued solid free cash flow generation and debt reduction

2024 AAM Proxy Statement | 4

Table of Contents	Proxy Summary
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Compensation Highlights
Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business and financial objectives.

Strategic Business Objective	Alignment	Incentive Metric

Drive productivity and financial performance		EBITDA Margin –2023 Annual Incentive Program (40%)

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2023 Annual Incentive Program (40% metric)

Develop innovative technology, including electrification, and reinvest in research and development		Free Cash Flow –2023 LTI Performance Awards (100% metric of performance-based LTI)

Secure future replacement business and achieve profitable growth while retaining flexibility to address market changes		Strategic Goals –2023 Annual Incentive Program (10%)

Achieve progress on ESG priorities, including DEI initiatives and environmental goals		ESG/Sustainability Goals –2023 Annual Incentive Program (10%)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2023 LTI Performance Awards (modifier -15% or +15%)

2024 AAM Proxy Statement | 5

Table of Contents	Proxy Summary
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Shareholders and Our Executive Compensation Program
AAM's goal is to provide an executive compensation program that supports the long-term interests of our shareholders. The foundation of our executive compensation program is aligned with our shareholders' interests.

Foundational Compensation Practices Align with Shareholders' Interests

Incentive metrics linked to our strategic business objectives	Robust shareholder engagement program
TSR metric included in our long-term incentive program	Stock ownership requirements
No discretionary incentive payments	Clawback policies
We routinely engage with shareholders to seek feedback on several topics, including our executive compensation program. Over the last several years, the Compensation Committee has implemented a number of changes to our compensation programs based on shareholder feedback received during our engagement efforts.

2018	2020	2022	2023
–Redesigned annual proxy statement and enhanced disclosures for better understanding and transparency
–Reduced executive retirement benefits by freezing legacy retirement plan and adopted a plan more aligned with market practices

–Allocated 20% of annual incentive program to the achievement of strategic priorities, including ESG/sustainability initiatives
–Salary reductions of 30% for executive officers and a 40% reduction in fees for non-employee directors in response to COVID-19

		–Increased the emphasis on ESG/sustainability objectives by specifically allocating 10% of our annual incentive program to the achievement of ESG/sustainability objectives	–Increased performance-based portion of LTI awards to 60% from 50% in 2022 –Eliminated unvested performance shares from counting toward stock ownership requirements
These changes have fostered favorable support for our say-on-pay proposals over the last several years, demonstrating strong shareholder support for our overall executive compensation program through 2022. In 2023, however, the level of support for our say-on-pay proposal decreased.

Shareholder Say-on-Pay Support
2018	2019	2020	2021	2022	2023
97%	96%	94%	93%	92%	77%

2024 AAM Proxy Statement | 6

Table of Contents	Proxy Summary
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In response to the level of support for our 2023 say-on-pay proposal, we leveraged our shareholder outreach efforts and invited over 25 of our top shareholders to engage in discussions and elicit feedback on executive compensation and other topics of importance to them. The table below summarizes the shareholder feedback we received on our compensation program and our response to the feedback.

Compensation Program Shareholder Feedback	Response
Our incentive compensation program metrics are aligned with our business strategy in particular the use of free cash flow as an incentive metric.	Free cash flow is a critical driver to reduce leverage and convert value to shareholders. Due to its impact on the achievement of this key strategic objective, we have continued to select free cash flow as the sole financial metric for our long-term performance-based awards.
In 2024 we increased weighting of the performance-based cash flow metric of the annual incentive program by 10% to emphasize the importance of strong cash flow performance.

Shareholders would prefer more performance-based pay.	We increased the portion of long-term performance-based incentive awards to 60% to further align pay with performance.
In 2024 we increased weighting of the performance-based cash flow metric of the annual incentive program by 10% to emphasize the importance of strong cash flow performance.

Shareholders would prefer more alignment between pay and performance, including Total Shareholder Return (TSR).	In 2020, in response to prior feedback, we added a TSR modifier to our long-term incentive performance-based awards. The TSR modifier allows for adjustment of compensation awards. This provides continued alignment with shareholders while balancing the importance of short-term and long-term company financial performance, specifically free cash flow performance.

Shareholders view the link between ESG/sustainability with our incentive compensation programs positively.	We will continue to emphasize ESG/sustainability objectives by weighting a portion of the annual incentive program metrics to achieving ESG/sustainability objectives.
Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance-based and is at risk. The following chart illustrates the allocation of 2023 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2023.

2024 AAM Proxy Statement | 7

Table of Contents	Proxy Summary
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Governance Highlights

Independence	Accountability
–10 of 11 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors engage in regular executive sessions
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors in uncontested elections –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of diverse candidates, such as women and minorities, in board candidate pool
–Nominating/Corporate Governance Committee oversight of sustainability program and human capital management, including DEI initiatives and succession planning
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited
–Limitations on other board service

–Active Board oversight of AAM's overall risk management structure
–AAM has robust risk management processes throughout the Company
–Individual Board committees oversee risks related to their areas of responsibility
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities

Board Succession Planning, Diversity and Refreshment
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary for sound governance. Consistent with this philosophy and shareholder feedback, Board policy requires that each director search include qualified candidates who reflect diverse backgrounds, including gender and race.

The Board is also committed to Board refreshment and believes fresh perspectives from new directors are important to sustaining an energized, strategic Board, when properly balanced with the insight and deeper understanding of our business provided by longer-serving directors.

Consistent with our succession planning objectives and commitment to Board refreshment, the Board appointed Aleksandra Miziolek to our Board as an independent director, effective March 15, 2024, further strengthening our Board’s mix of diverse perspectives. Ms. Miziolek joins the class of directors with a term expiring at the 2025 Annual Meeting of Shareholders. Ms. Miziolek brings to our Board extensive automotive industry, international business, strategic planning, risk management, business development, human capital management, and legal and regulatory experience. See page 16 of this proxy statement for details on the Board’s director candidate recruitment process.

As part of the Board’s annual self-assessment and evaluation process, the Board continues to consider the effectiveness of its composition to ensure it has the appropriate mix of skills, perspective and diversity. As a result, the Board will actively seek opportunities to appropriately refresh our Board over time. The Nominating/Corporate Governance Committee is actively identifying and evaluating qualified director candidates from diverse backgrounds for consideration as part of our continual board refreshment efforts.

2024 AAM Proxy Statement | 8

Table of Contents	Proxy Summary
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Board Skills and Qualifications

Industry Experience 100%	CEO/COO Experience 54%	International Business 72%	Strategic Planning 81%	Innovation and Technology 54%

Human Capital Management 72%	Business Development 81%	Risk Management 100%	Financial Expertise 45%	Legal and Regulatory 27%
Board Composition

Independence	Average Tenure	Average Age	Diversity
90%	11	69	36%
Independent	0-6 years (1) 6-10 years (4) > 10 years (6)	< 60 (1) 61-69 (6) > 70 (3)	3 Women 1 Black

2024 AAM Proxy Statement | 9

Table of Contents	Proxy Summary
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Shareholder Engagement
Active Engagement with our Shareholders
Our Board and management team greatly value our shareholders' opinions and feedback. Our proactive, year-round shareholder engagement process includes an annual shareholder outreach program, conducted in the fall and winter, and our investor communication program, consisting of meetings and communications with shareholders throughout the year in various forums to encourage meaningful dialogue about topics of interest. The Board regularly receives reports of shareholder feedback from these programs for its consideration. More information on our shareholder engagement efforts and the Board's response is provided throughout this proxy statement.

Investor Communication Program	Throughout the year
•Senior management participation in conferences
•One-on-one and group meetings
•Events held at AAM locations featuring innovations in technology/electrification
•Day-to-day interaction with Investor Relations

Annual Shareholder Outreach Program	Semi Annual
•Fall/Winter outreach seeking engagement with shareholders and with proxy advisory firms
•Led by CFO and Investor Relations Department
•Lead Independent Director/Compensation Committee Chair participates in and is available for outreach meetings

Board Involvement	Routine
•Board considers shareholder feedback and shareholder vote in decision-making •Board reviews disclosure enhancements •Board and management discuss shareholder feedback and the Board's response

Scope of Annual Shareholder Outreach Program

We contacted	Representing over

Over 25 of our top shareholders	70% of our outstanding shares

Shareholder Engagement Topics

Executive compensation programs	Diversity, equity and inclusion initiatives	Human capital management	Board involvement in ESG programs	Shareholder rights

Board refreshment and diversity	Selection process for Board candidates	Classified Board	Separation of Chairman and CEO roles	Board oversight of risk

2024 AAM Proxy Statement | 10

Table of Contents	Proxy Summary
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Sustainability
Sustainability Governance
Governance of sustainability at AAM begins with our Board and moves through clearly established ownership responsibilities at multiple levels in the organization. The overall governance structure of AAM's Sustainability Program is depicted below.

2024 AAM Proxy Statement | 11

Table of Contents	Proxy Summary
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Board Level Oversight and Board Committee Roles in Sustainability
The Board and its committees play a critical role in overseeing AAM's Sustainability Program through effective and engaged oversight and is responsive to feedback from shareholders. Consistent with Board responsiveness with shareholder feedback, the Board holds senior leadership accountable for sustainability performance and reporting. The full Board receives quarterly sustainability updates from AAM's Sustainability Program Lead as an agenda item. Our Board committees oversee sustainability topics related to their areas of responsibility and provide regular updates to the full Board.

Audit Committee	Nominating / Corporate Governance Committee	Compensation Committee	Technology Committee

Oversees policies and activities related to financial reporting, internal controls, risk management, cybersecurity, ethics and corporate compliance	Oversees policies, strategies and performance related to sustainability matters, including DEI, human capital management and climate-related topics	Structures executive compensation programs to drive performance aligned with our business strategy, including advancements in our Sustainability Program	Oversees product technology, with a focus on advancements in electrification, light-weighting and other key product technologies
Board Engagement and Leadership Commitment to DEI
The importance of DEI is evident in the ongoing commitment of AAM's Senior Executive Leadership team and oversight by our Board of Directors. Their active engagement and expectations set the tone at the top. In addition to quarterly DEI initiative updates, the Board reviews the metrics and results related to our 2030 demographic goals. A key element of our DEI approach is our DEI Strategic Roadmap. The five pillars of our Roadmap, described below, outline our path forward and include action plans and monitoring of results as we strive to continuously improve.

2024 AAM Proxy Statement | 12

Table of Contents	Proxy Summary
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2030 Demographic Goals
As part of our global DEI program, AAM established three global and four U.S. 2030 DEI goals. These goals are reviewed annually with our Board and shared with our global workforce.

WOMEN	Global Goals	–Increase women representation to 25% in our global workforce –Increase women representation in our global leadership ranks to 25%
	U.S. Goal	–Increase women representation to 30% in our U.S. workforce
BIPOC *	Global Goal	–Increase BIPOC representation in our global leadership ranks to 30%
	U.S. Goal	–Increase BIPOC representation in our U.S. workforce to 22%
BLACKS	U.S. Goals	–Increase the representation of black associates in our workforce to 10% –Increase the representation of black salaried associates to 6%
*BIPOC = Black, Indigenous and People of Color
Global 2+1 DEI Program
Our DEI strategy incorporates not only shared global goals but also provides flexibility for individual countries to incorporate their unique needs into the program. This approach helps foster an inclusive environment with meaningful impact at the local level. Our Global DEI 2+1 Program focuses on three goals (2+1):
–Two goals based on AAM selected global topics; and
–One additional goal based on each country's relevant topics. These +1 topics were identified based on learning and feedback from our facilities across the globe.

2024 AAM Proxy Statement | 13

Table of Contents	Proxy Summary
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2023 Sustainability Achievements

ENVIRONMENTAL POWERING A GREENER FUTURE	SOCIAL POWERING AN INCLUSIVE FUTURE
–Exceeded our 2023 U.S. renewable energy goal –Established a biodiversity partnership with the Wildlife Habitat Council –Achieved ISO 50001 certification at all our manufacturing facilities

–Expanded DEI Steering Committee structure to include regions and countries

–Completed 16 labor negotiations globally without disruption to operations

–Achieved 22,000+ consolidated days without a recordable safety incident

PRODUCT POWERING A CLEANER FUTURE	SUPPLY CHAIN POWERING A COLLABORATIVE FUTURE
–Recognized as a 2023 Automotive News PACEpilot program finalist –Launched 14 major global product programs –Received 21 quality performance awards	–Released a new Supplier Code of Conduct –Launched a global transportation campaign to reduce emissions –Increased our supplier diversity spend year-over-year by 12%

ENVIRONMENTAL GOALS

2024 AAM Proxy Statement | 14

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors
The Board proposes that David C. Dauch, William L. Kozyra, Peter D. Lyons, and Samuel Valenti III be re-elected to the Board as Class I directors for terms expiring at the annual meeting in 2027.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and stability and ensures that a majority of directors at any given time will have in-depth Company knowledge. This is important as the Company continues to navigate the automotive industry's electrification transformation with capital intensive products and programs that require long-lead investments and stable relationships with our customers.
The Board unanimously approved the nominations of Mr. Dauch, Mr. Kozyra, Mr. Lyons, and Mr. Valenti based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Director Candidate Evaluation and Recruitment
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. To carry out its responsibilities and set the appropriate tone at the top, our Board is focused on the character, integrity and qualifications of its members, and on the Board's leadership structure and composition.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria. Although specific qualifications may vary from time to time, desired qualities and characteristics include:
–high ethical character and shared values with AAM;
–high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;
–breadth of knowledge of issues affecting AAM;
–special competencies, such as financial, technical, international business or other expertise, or industry knowledge;
–awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and
–sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect a balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions. Consistent with this philosophy, the Board adopted a policy to include in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender and race.
Board composition reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.
In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board considers attendance, past performance on the Board and contributions to the Board and applicable committees.
In identifying new director candidates for the Board, the Nominating/Corporate Governance Committee, in consultation with the Chairman of the Board, makes recommendations to the Board based on referrals from Board members and other appropriate sources. Once a proposed candidate is identified, their skills, qualifications and independence are evaluated and individuals meeting the Board’s criteria are interviewed by the Chairman of the Nominating/Corporate Governance Committee and other Board members, as appropriate. The Nominating/Corporate Governance Committee then conducts all necessary and appropriate inquiries into the candidate's background and qualifications, reviews the candidate’s skills, qualifications and independence, and considers feedback from the interviews in deciding whether to recommend that the Board consider appointing the candidate to the Board.

The Nominating/Corporate Governance Committee is also open to accepting stockholders' suggestions of candidates to consider as potential Board members as part of the Nominating/Corporate Governance Committee's periodic review of the size and composition of the Board and its committees. The Nominating/Corporate Governance Committee uses the same robust process to evaluate director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. Please note the requirements summarized in the 2025 Stockholder Proposals and Nominations section of this proxy statement may apply.

As part of the Board’s commitment to Board refreshment, the Board actively identified and evaluated several potential new Board members. Interviews were conducted by our Chairman and CEO, Lead Independent Director and Chair of the Nominating & Governance Committee, and other Board members. The Nominating/Corporate Governance Committee considered feedback from this process and, ultimately, recommended to the full Board that Aleksandra Miziolek be appointed to the Board. The Board appointed Ms. Miziolek effective March 15, 2024, joining the class of directors with a term expiring at the 2025 Annual Meeting of Shareholders.

Table of Contents	Election of Directors

Board Skills and Qualifications
The following table summarizes the key qualifications and skills of our Board members that are directly relevant to our business and strategic objectives. The director biographies listed below describe further details about the qualifications and relevant experience of each director nominee and returning director.

Skill / Qualification	David C. Dauch	Elizabeth A. Chappell	William L. Kozyra	Peter D. Lyons	James A. McCaslin	William P. Miller II	Aleksandra A. Miziolek	Herbert K. Parker	Sandra E. Pierce	John F. Smith	Samuel Valenti III
Industry Experience	■	■	■	■	■	■	■	■	■	■	■
CEO/COO Experience	■	■	■		■				■		■
International Business	■		■	■	■	■	■	■		■
Strategic Planning	■	■	■	■			■	■	■	■	■
Innovation & Technology	■	■	■		■	■				■
Financial Expertise						¢		¢	■	¢	■
Business Development	■	■	■		■		■	■	■	■	■
Legal/Regulatory				■		■	■
Human Capital Management	■	■	■	■	■		■	■			■
Risk Management	■	■	■	■	■	■	■	■	■	■	■
						¢	Audit Committee financial expert under SEC rules

Table of Contents	Election of Directors

Nominees for Director
Class I — Directors to hold office until the 2027 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience
Chairman of the Board
since August 2013

Chief Executive Officer
since September 2012

President & Chief Executive Officer
September 2012 - August 2015

President & Chief Operating Officer
2008 - 2012

Various positions of increasing responsibility
	1995 - 2008	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning, human capital management and risk management.
Directorships (not-for-profit) and Leadership Roles
Age: 59	Other Company Directorships
–Business Leaders for Michigan
–Detroit Economic Club
–Detroit Regional CEO Council, Regional Chamber and Regional Partnership
–Great Lakes Council Boy Scouts of America
–Boys & Girls Club of Southeastern Michigan
–National Association of Manufacturers (NAM)
–Miami University Business Advisory Council
–Stellantis Supplier Advisory Council

Director Since: 2013 (Chairman) 2009	Amerisure Companies since 2014
Previous Directorship
Horizon Global Corporation 2015 - 2018
Committees:
Executive (Chairman)

Previous Directorships (not-for-profit)
–General Motors Supplier Council –Original Equipment Suppliers Association (OESA) –Detroit Mayor's Workforce Development Board –Sustainability Leadership Council of Michigan

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William L. Kozyra	Chairman & Chief Executive Officer, Wilko Plastics, Inc.

	Current and Past Positions (BF)	Key Qualifications and Experience
Chairman & Chief Executive Officer
Wilko Plastics, Inc. since 2022

President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems)
2008 - December 2021

President & Chief Executive Officer
Continental AG North America
1998 - 2008

Member of Executive Board
Continental AG (DAX)
2006 - 2008

Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
	1995 - 1997	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as Chief Executive Officer of TI Fluid Systems plc; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, OEMs, manufacturing, innovation and technology, strategic planning, human capital management and risk management.
Age: 66	Former Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2015
Committees:	TI Fluid Systems plc (TI Automotive) 2008 - December 2021
–General Motors Supplier Council
–Ford Motor Company Top 100 Supplier Forum
–Notre Dame Preparatory School
–Automotive Hall of Fame
–Boy Scouts of America, Detroit
–University of Detroit Alumni Council
–Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	Counsel, Freshfields Bruckhaus Deringer US LLP

	Current and former Positions	Key Qualifications and Experience
	Counsel since 2021 Partner 2014 - 2021 Freshfields Bruckhaus Deringer US LLP New York, NY Adjunct Professor since 2020 University of Virginia, School of Law	Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of major law firms since 1980; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business, human capital management and risk management.
Age: 68
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

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Samuel Valenti III	Chairman & Chief Executive Officer, Valenti Capital LLC

	Current and Past Positions	Key Qualifications and Experience
Chairman & Chief Executive Officer
Valenti Capital LLC since 2000

Positions at Masco Corporation 1968-2008

President, Masco Capital Corporation
1988-2008

Vice President - Investments
Masco Corporation 1974-1998
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on AAM's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, human capital management and risk management.

Age: 78	Other Public Company Directorship	Directorships (not-for-profit) and Leadership Roles
Director Since: 2013	TriMas Corporation since 2002
Committees:	Previous Directorships	–Business Leaders for Michigan –Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman
Audit	Horizon Global Corporation 2015 - May 2018 Masco Capital Corporation 1988 - 2008
Compensation
Nominating/Corp Gov

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Returning Directors
Class II— Directors to hold office until the 2025 Annual Meeting of Stockholders

Elizabeth A. Chappell	Former President & Chief Executive Officer, Detroit Economic Club

	Current and Past Positions	Key Qualifications and Experience
Former Owner (co-founder)
RediMinds, Inc.
2015 - 2019

President & Chief Executive Officer
Detroit Economic Club
2002 - 2017

Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 - 2001

President & Chief Executive Officer
Chappell Group
1995 - 2000

Various executive positions with increasing responsibility with AT&T for 16 years
Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development, human capital management and risk management.
Directorships (not-for-profit) and Leadership roles
Age: 66	Previous Directorships	–Detroit Economic Club –Detroit Zoo –Michigan Israel Business Accelerator (MIBA) –The Parade Company –International Women's Forum
Director Since: 2004	Handleman Company 1999 - 2009 Compuware Corporation 1997 - 2002
Committees:
Nominating/Corp Gov
(Chair)
Technology

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Aleksandra A. Miziolek	Retired Chief Transformational Officer, Cooper-Standard Holdings, Inc.

	Current and Past Positions	Key Qualifications and Experience
 Operator Advisor
Assembly Ventures since 2021

Advisor
OurOffice, Inc. since 2021

SVP, Chief Transformation Officer, General Counsel, Corporate Secretary and Chief Compliance Officer
Cooper-Standard Holdings, Inc. 2014-2019

Member, Director of the Automotive Industry Group
Dykema Gossett PLLC 1982-2014

Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Miziolek should serve on AAM’s Board: her leadership experience as SVP, Chief Transformation Officer, General Counsel, Corporate Secretary and Chief Compliance Officer for Cooper-Standard Holdings, Inc.; the breadth of her experience leading transformational initiatives and advising global businesses on complex legal issues in the automotive industry; and her subject matter knowledge in the areas of international business, mergers and acquisitions strategic planning, innovation, human capital management and risk management.
Directorship (not-for-profit) and Leadership Roles
–Research Council of Michigan –International Women’s Forum Member –NACD Board Leadership Fellow –MiSide
Age: 67	Public Company Directorships
Director Since: 2024	Solid Power, Inc. since 2021 Exro Technologies, Inc. since 2023

Previous Directorships
Tenneco, Inc. 2020-2022

Herbert K. Parker	Retired Executive Vice President, Harman International Industries

	Past Positions	Key Qualifications and Experience
Harman International Industries, Inc.:
Executive Vice President, Operational Excellence 2015 - 2017

Executive Vice President and Chief Financial Officer 2008 - 2014

ABB, Inc. and related ABB companies:
Chief Financial Officer, North America
2006 - 2008

Chief Financial Officer, Automation Technologies Division 2002 - 2005

Various finance positions of increasing responsibility throughout Asia, Europe and North America 1980 - 2002

Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on AAM’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning, human capital management and risk management.

Age: 65	Other Public Company Directorships	Directorship (not-for-profit)
Director Since: 2018	TriMas Corporation since March 2015 Apogee Enterprises, Inc. since May 2018 nVent Enterprises Plc. since May 2018	–Stamford, Connecticut YMCA
Committees:
Audit
Nominating/Corp Gov

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John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience
Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

Group Vice President, Corporate Planning and Alliances (most recent position)
2000 - 2010
General Manager, Cadillac Motor Car
1997 - 1999
President, Allison Transmission
1994 - 1996
Vice President, Planning; International Operations, Zurich Switzerland
1989 - 1993
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning, human capital management and risk management.
Directorship (not-for-profit)
–Jeremie Rising
Age: 73	Public Company Directorship
Director Since: 2011	TI Fluid Systems plc (TI Automotive) since 2017
Committees:
Audit	Previous Directorships
Technology (Chair)	CEVA Logistics, AG 2013 - April 2019 Covisint Corporation 2016 - 2017 Arnold Magnetics 2015 - 2016 Plasan Carbon Composites 2013 - 2014 Smith Electric Vehicles Corp. 2012 - 2014
Executive

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Class III — Directors to hold office until the 2026 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience
Positions at Harley-Davidson (Retired 2010):

President & Chief Operating Officer
2001 - 2009

Various senior executive positions
1992 - 2001

Other Manufacturing Company Positions:

Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 - 1992

Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 - 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing, human capital management and risk management.
Age: 75
Director Since: 2011	Previous Public Company Directorship
Lead Independent Director	Maytag Corporation 2003 - 2006
Committees:
Audit
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

Table of Contents	Election of Directors

William P. Miller II CFA	Senior Managing Director - Capital Markets, Investments & Governance Financial Markets International, Inc.

	Current and Past Positions	Key Qualifications and Experience
Senior Managing Director - Capital Markets,
Investments & Governance since 2020

Senior Managing Director & CFO
2011 - 2013
Financial Markets International, Inc.

Chief Financial Officer
2019 - September 2020
Head of Asset Allocation
2013 - 2019
Saudi Arabian Investment Company

Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 - 2011

Senior Risk Manager
Abu Dhabi Investment Authority
2003 - 2005

Independent Risk Oversight Officer & Chief Compliance Officer
Commonfund Group 1996 - 2002
Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation and Chief Financial Officer for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters, human capital management and risk management.
Age: 68
Director Since: 2005		Directorship (not-for-profit)
Committees:		–Business Advisory Council College of Business & Economics Ashland University
Audit (Chair)	Previous Directorships
Technology	Wayne County (Ohio) Humane Society 2021-2023 Chicago Mercantile Exchange 2003 - 2017 Dubai Mercantile Exchange 2011 - 2017

Sandra E. Pierce	Retired Chair, Huntington Bank Michigan

	Past Positions	Key Qualifications and Experience
Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director 2016 - 2023

Vice Chair, First Merit Corporation and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank) 2013 - 2016

President and Chief Executive Officer, Charter One, Midwest Regional Executive (RBS Citizens, N.A.) 2005 - 2012

Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) 1978 - 2005
Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on AAM’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as chief executive officer of FirstMerit Michigan and Charter One; the breadth of her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, human capital management and risk management.

Directorships (not-for-profit)
–Downtown Detroit Partnership
–Business Leaders for Michigan, Vice-Chair
–Detroit Economic Club
–Detroit Regional Chamber
–Henry Ford Health System Foundation
–The Parade Company
–Wayne State University Foundation

Age: 65	Other Public Company Directorship
Director Since: 2018	Penske Automotive Group since 2012
Committees:	Private Company Directorships
Audit	Barton Malow Company since January 2013 ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017
Compensation

Table of Contents	Election of Directors

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below.

Independence	Accountability
–10 of 11 directors are independent
–Lead Independent Director
–Committees comprised of only independent directors (except Executive Committee)
–Independent directors engage in regular executive sessions
–Proactive shareholder engagement program –Proxy access by-laws –Majority vote for directors in uncontested elections –Candid Board and committee evaluation process –Commitment to Board refreshment

Sound Practices	Risk Management
–Board policy requires inclusion of diverse candidates, such as women and minorities, in board candidate pool
–Nominating/ Corporate Governance Committee oversight of sustainability program and human capital management, including DEI initiatives and succession planning
–Stock ownership requirements for directors and executive officers
–Hedging or pledging of AAM stock is prohibited
–Limitations on other board service

–Active Board oversight of AAM's overall risk management structure
–AAM has robust risk management processes throughout the Company
–Individual Board committees oversee risks related to their areas of responsibility
–The Board and its committees receive regular updates from management on top enterprise risks and related risk mitigation activities

Board Succession Planning, Diversity and Refreshment
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary for sound governance. Consistent with this philosophy and shareholder feedback, Board policy requires that each director search include qualified candidates who reflect diverse backgrounds, including gender and race.

The Board is also committed to Board refreshment and believes fresh perspectives from new directors are important to sustaining an energized, strategic Board, when properly balanced with the insight and deeper understanding of our business provided by longer-serving directors.

Consistent with our succession planning objectives and commitment to Board refreshment, the Board appointed Aleksandra Miziolek to our Board as an independent director, effective March 15, 2024, further strengthening our Board’s mix of diverse perspectives. Ms. Miziolek joins the class of directors with a term expiring at the 2025 Annual Meeting of Shareholders. Ms. Miziolek brings to our Board extensive automotive industry, international business, strategic planning, risk management, business development, human capital management, and legal and regulatory experience. See page 16 of this proxy statement for details on the Board’s director candidate recruitment process.

As part of the Board’s annual self-assessment and evaluation process, the Board continues to consider the effectiveness of its composition to ensure it has the appropriate mix of skills, perspective and diversity. As a result, the Board will actively seek opportunities to appropriately refresh our Board over time. The Nominating/Corporate Governance Committee is actively identifying and evaluating qualified director candidates from diverse backgrounds for consideration as part of our continual board refreshment efforts.

Table of Contents	Corporate Governance

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at aam.com/investors/governance. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
The Board has reviewed the independence of each director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other than Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.
Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. Mr. Dauch's skills and experience are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and changes in the competitive landscape while determining business strategies. In light of the opportunities and challenges facing AAM, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the Chairman and CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:
–preside at executive sessions of independent directors;
–call special executive sessions of independent directors, as appropriate;
–serve as liaison between the independent directors and the Chairman and CEO;
–inform the Chairman and CEO of issues arising from executive sessions of the independent directors; and
–with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. McCaslin currently serves as Lead Independent Director.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2023, the Board held four regularly scheduled meetings. Overall attendance at Board and committee meetings during 2023 was 98%. All directors attended at least 75% of Board and committee meetings on which they served in 2023. All directors then in office attended the 2023 annual meeting of stockholders.

Table of Contents	Corporate Governance

Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at aam.com/investors/governance.
Committee membership as of March 21, 2024, the number of meetings held during 2023, and each committee's primary responsibilities are summarized below. Every committee reports on its activities to the full Board.

Audit Committee

2023 Meetings: 4 Members: William P. Miller II (Chair) * James A. McCaslin Herbert K. Parker* Sandra E. Pierce John F. Smith* Samuel Valenti III	–Oversees the independent auditors' qualifications, independence and performance
–Oversees the quality and integrity of our financial statements
–Oversees the performance of our internal audit function
–Discusses with management the Company's risk assessment and risk management framework
–Approves audit and non-audit services provided by the independent auditors
–Oversees the Company's hedging and derivatives practices
*Financial Expert	–Oversees the Company's ethics and compliance program
–Oversees the Company's cyber security risk management program, including the business continuity program, and receives quarterly reports by our Chief Information Officer

Compensation Committee

2023 Meetings: 4 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Sandra E. Pierce Samuel Valenti III	–Recommends the CEO's compensation to the Board and determines the compensation of other executive officers
–Recommends incentive compensation and equity-based plans to the Board
–Approves executive officer compensation to ensure that it is designed to drive achievement of AAM's strategy and objectives while considering competitive market practices and shareholder interests
–Recommends non-employee director compensation to the Board
–Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
–Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
–Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

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Nominating/Corporate Governance Committee

2023 Meetings: 4 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Herbert K. Parker Samuel Valenti III	–Identifies qualified individuals to serve on the Board and committees
–Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
–Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
–Oversees evaluation of the Board and its committees
–Reviews committee charters and recommends any changes to the Board
–Oversees Sustainability Program policies, strategies and performance and reviews ESG topics, including climate-related matters, with management
– Oversees human capital management, including diversity, equity and inclusion initiatives and succession planning

Technology Committee

2023 Meetings: 4 Members: John F. Smith (Chair) Elizabeth A. Chappell William L. Kozyra James A. McCaslin William P. Miller II	–Advises the Board and management on the Company's strategy for innovation and technology
–Maintains awareness of market demands for technology advancements relative to product, processes and systems
–Oversees and advises management regarding product, process and systems technologies
–Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
–Conducts strategy discussions with the full Board
–All Board members regularly attend Technology Committee meetings

Executive Committee

2023 Meetings: 2 Members: David C. Dauch (Chair) James A. McCaslin John F. Smith	–Acts on matters requiring Board action between meetings of the full Board
–Has authority to act on certain significant matters, limited by our by-laws
–All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Table of Contents	Corporate Governance

Responsible Party	Primary Areas of Risk Oversight

Full Board	Oversees overall risk management function and strategic risks. Receives regular reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee	Monitors financial, operational, and compliance risks by regularly reviewing reports by management, Internal Audit, Company advisors and the independent auditors.

Regularly reviews risk management and risk assessment practices and related policies and evaluates potential risks related to internal controls over financial reporting.

Oversees the Company's cyber security and other information technology risks, controls, procedures and programs, including mitigation processes. Receives quarterly reports from the Chief Information Officer on cyber security, data protection and business continuity programs, including AAM's monitoring, auditing, implementation and communication processes, controls and procedures.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee	Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee	Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Oversees potential risks associated with our Sustainability Program, including DEI, human capital management, and climate-related risks.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Management Succession Planning

A principal function of our Board is to plan for the succession of the CEO and other executive officers. The Board has delegated to the Nominating/Corporate Governance Committee, as set forth in the Corporate Governance Guidelines and the Nominating/Corporate Governance Committee charter, the responsibility to oversee and approve the management continuity process. The Nominating/Corporate Governance Committee annually evaluates the succession plans of the CEO and other executive officers and, in consultation with the CEO, makes recommendations to the Board on the selection of individuals to occupy these positions. The Board, with the CEO and Senior Vice President HR & Sustainability, then evaluate the qualifications and experience of potential succession candidates and their development priorities to be ready to succeed in their proposed new roles.

An example of the Board's succession planning activities is the leadership changes announced in 2023. These changes expanded the scope of the following NEO's roles to include current and additional responsibilities, which assist with organizational development, stability and progression. Effective January 1, 2023, Christopher J. May was appointed Executive Vice President & Chief Financial Officer, from Vice President & Chief Financial Officer, and Terri Kemp was appointed Senior Vice President Human Resources & Sustainability, from Vice President Human Resources. Effective March 25, 2023, Michael J. Lynch was appointed President & Chief Operating Officer, from Chief Operating Officer.

Table of Contents	Corporate Governance

Shareholder Engagement
We place great importance on consistent dialogue with our shareholders. As discussed on page 10 of this proxy statement, we regularly engage in discussions with shareholders through our proactive shareholder engagement programs. The engagement and discussions are led by our Executive Vice President & Chief Financial Officer and Head of Investor Relations. Directors participate in these discussions as requested and are updated on feedback. The Board considers the feedback shareholders provide during these discussions when overseeing company strategy, formulating governance practices and designing compensation programs.
In 2023, in addition to our annual shareholder outreach program in the fall/winter, we conducted shareholder outreach in the spring, just before our annual meeting. For our spring 2023 outreach, we invited 25 of our top shareholders to engage in discussions about our business strategy, corporate governance, executive compensation program, and sustainability. Our Lead Independent Director, Mr. McCaslin, participated in several of our spring 2023 outreach meetings.
As part of our annual shareholder outreach program, we invited over 25 of our top shareholders to engage in discussions about our business strategy, performance, executive compensation, sustainability, governance, and other topics important to them. Mr. McCaslin participated in one of our annual shareholder outreach meetings.
We also had numerous conversations with shareholders and investment analysts as part of our normal investor relations activities.
The table below summarizes the key topics that were of interest to our shareholders during the 2023 engagement season:

Executive compensation programs	Diversity, equity and inclusion initiatives	Human capital management	Board involvement in ESG programs	Shareholder rights

Board refreshment and diversity	Selection process for Board candidates	Classified Board	Separation of Chairman and CEO roles	Board oversight of risk
Overall, the meetings were robust and constructive. The shareholders we engaged with expressed support for AAM's continued focus on sustainability and ESG, as disclosed in our annual Sustainability Report. Certain shareholders appreciated hearing that we continue to consider their feedback as we evaluate our compensation program and structure. Our response to the shareholder feedback on executive compensation we received during our 2023 engagement season is detailed in the Compensation Discussion & Analysis section of this proxy statement. Certain shareholders expressed interest in our Board composition and refreshment efforts. Details on our Board's refreshment efforts and the appointment of Aleksandra Miziolek to the Board are discussed on page 26 of this proxy statement. Some shareholders we engaged with also expressed interest in expanded disclosure of our management succession planning process and efforts, which we have provided on page 30 of this proxy statement. Details of further shareholder feedback are incorporated throughout this proxy statement.
Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with shareholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.

Table of Contents	Corporate Governance

Corporate Governance and Sustainability Policies
We believe corporate governance is integral to creating long-term shareholder value. Our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website at aam.com/investors/governance to learn more about our corporate governance practices and to access the following materials:
–Corporate Governance Guidelines
–Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)
–Charters of our Board Committees
–Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address.
Our 2023 Sustainability Report will be available on our website in April 2024. Please visit aam.com/sustainability to access our Sustainability Report and related policies, including those listed below.
–     Environmental Policy
–Human Rights Policy
–Safety Policy
–Conflict Minerals Policy Statement
–Supplier Requirements Manual
–Supplier Code of Conduct
–Anti-Corruption Policy
–Conflict of Interest Policy

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board non-employee director compensation policies and programs. The Committee retains Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based and aligned with shareholder interests.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:
–recognize the significant investment of time and expertise required of directors;
–align the directors' interests with the long-term interests of our shareholders; and
–ensure that the compensation of directors is well received by our shareholders.

2023 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	25,000
Compensation Committee chair	20,000
Other committee chair	15,000
Lead Independent Director annual retainer	35,000
In 2023, based on a Meridian market benchmark analysis that compared our Board compensation to that of our comparative peer group, the Board approved an increase of $15,000 to the Lead Independent Director annual retainer effective January 1, 2024.
2023 Annual Equity Grant
Non-employee directors serving on the Board on the date of the 2023 annual meeting received a grant of 20,030 restricted stock units (RSUs) with a grant date value of $135,000. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of RSUs until after termination of service from the Board.
To further align Board compensation levels with the market median of our peer group, the Board also approved an increase in the annual equity grant value to $150,000 effective January 1, 2024.
Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors
Director Compensation Table
Total 2023 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	125,000	135,002	600	260,602
William L. Kozyra	110,000	135,002	1,000	246,002
Peter D. Lyons	110,000	135,002	3,300	248,302
James A. McCaslin	165,000	135,002	700	300,702
William P. Miller II	135,000	135,002	500	270,502
Herbert K. Parker	110,000	135,002	600	245,602
Sandra E. Pierce	110,000	135,002	600	245,602
John F. Smith	125,000	135,002	1,100	261,102
Samuel Valenti III	110,000	135,002	1,600	246,602
(1)Fees earned in 2023 for annual, committee chair and lead director retainers.
(2)Reflects the full grant date fair value of RSUs granted on May 4, 2023 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of AAM common stock on the grant date ($6.74). See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023 for assumptions underlying the valuation of equity awards.
(3)The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associates with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associates with this benefit. Amounts reflect reimbursement of taxes on this income.

As of December 31, 2023, each non-employee director had the number of outstanding RSUs (including those deferred) shown below.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	107,993
William L. Kozyra	113,560
Peter D. Lyons	117,572
James A. McCaslin	130,333
William P. Miller II	121,491
Herbert K. Parker	20,030
Sandra E. Pierce	89,987
John F. Smith	139,044
Samuel Valenti III	51,933

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:
–each person known to us who beneficially owns more than 5% of AAM common stock;
–each of our non-employee directors as of March 7, 2024;
–each of the named executive officers shown in the Summary Compensation Table; and
–all directors and executive officers as a group as of March 7, 2024.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 117,539,721 shares of AAM common stock outstanding on March 7, 2024 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
BlackRock, Inc.(1)	19,117,494	16.30
50 Hudson Yards, New York, NY 10001
The Vanguard Group(2)	14,146,031	12.08
100 Vanguard Blvd., Malvern, PA 19355
Dimensional Fund Advisors LP(3)	7,669,092	6.60
6300 Bee Cave Road, Building One, Austin, TX 78746
Barrow Hanley Global Investors(4)	5,853,190	5.00
2200 Ross Avenue, 31st Floor, Dallas, TX 75201

Non-Employee Directors (5)
Elizabeth A. Chappell	156,120	*
William L. Kozyra	117,572	*
Peter D. Lyons	122,572	*
James A. McCaslin	157,544	*
William P. Miller II	164,594	*
Herbert K. Parker	119,987	*
Sandra E. Pierce	89,987	*
John F. Smith	150,544	*
Samuel Valenti III	51,933	*

Named Executive Officers
David C. Dauch(6)	1,910,801	1.6
Christopher J. May	337,824	*
Michael J. Lynch(6)	163,015	*
Terri M. Kemp	126,735	*
Tolga I. Oal	—	*
All Directors and Executive Officers as a Group (15 persons)	3,669,228	3.1
(*) Less than 1% of the outstanding shares of AAM common stock.
(1)Based on the Schedule 13G/A filed on January 22, 2024 by BlackRock, Inc., reporting sole voting power over 18,790,250 shares and sole dispositive power over 19,117,494 shares.
(2)Based on the Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, reporting shared voting power over 135,359 shares, sole dispositive power over 13,890,713 shares and shared dispositive power over 255,318 shares.
(3)Based on the Schedule 13G/A filed on February 9, 2024 by Dimensional Fund Advisors LP, reporting sole voting power over 7,531,299 shares and sole dispositive power over 7,669,092 shares.
(4)Based on the Schedule 13G filed on February 13, 2024 by Barrow Hanley Global Investors, reporting sole voting power over 5,813,437 shares, shared voting power over 39,753 shares and sole dispositive power over 5,853,190 shares.
(5)Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.
(6)For Mr. Dauch, amount includes 548 shares held in trusts for the benefit of his children and, for Mr. Lynch, amount includes 1,000 shares held in his spouse's trust.

Table of Contents	Beneficial Stock Ownership

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a direct or indirect material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee determines whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will consider, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification.
In 2023, the Audit Committee reviewed two related party transactions concerning David C. Dauch. AAM has an ongoing business relationship with Century, LLC, a supplier of specialty metal products and heat treating that is affiliated with Mr. Dauch. In September 2021, Mr. Dauch and certain members of his family made investments in Century, LLC. Mr. Dauch and his brother each serve on Century, LLC's board. During 2023, Century, LLC received $543,070 in payments from AAM for ordinary course supply of products and services on terms no less favorable to AAM than terms generally available to an unaffiliated third party under the same or similar circumstances.
Mr. Dauch's son, Zachary Dauch, is Director, Product Management at AAM. Zachary Dauch earned $280,666 in base salary and annual bonus for 2023. In addition, Zachary Dauch received a vehicle allowance of $12,000, $1,200 for the cost of personal expenses provided under a lifestyle account, and was reimbursed $1,385 for the cost of an executive physical. Zachary Dauch also participates in the Company's long-term, cash-based incentive program and in 2023 was granted an award with a grant date fair value of $55,620 under the program. These awards have a three year vesting period. There is no direct reporting relationship between Mr. Dauch and his son.

In 2023, Norman Willemse served as President, Forging at AAM until his retirement on March 17, 2023. Norman Willemse's daughter, Samantha Thoma, is Manager, AAM Cost System. Ms. Thoma earned $161,736 in base salary and annual bonus for 2023. In addition, Ms. Thoma received $1,093 for the cost of personal expenses provided under a lifestyle account. Mr. Willemse's son-in-law, Grant Acheson, is an Area Manager and earned $143,319 in base salary and annual bonus for 2023. In addition, Mr. Acheson received $1,190 for the cost of personal expenses provided under a lifestyle account, and was reimbursed $2,502 in tuition payments. There was no direct reporting relationship between Mr. Willemse and his daughter or son-in-law.
With respect to the above transactions, the Committee concluded that they are not inconsistent with AAM's Code of Business Conduct or the Code of Ethics for the CEO, CFO and other Senior Financial Officers.

Table of Contents	Advisory Vote on Executive Compensation

Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation
AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant portion of CEO and other NEO compensation is performance-based and at risk.
Our incentive programs utilize both short- and long-term financial metrics that are aligned with our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure they are challenging, stretch goals that drive performance of our long-range plan and also mitigate risk.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we proactively engage with our shareholders on key topics such as corporate governance, executive compensation and sustainability. A summary of what we heard from our shareholders and our response to their feedback is detailed in the CD&A and throughout this proxy statement.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing our executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders and other stakeholders by using performance metrics and challenging goals that support our business strategy and drive long-term value creation.

Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between AAM's performance and the compensation earned by our NEOs in 2023. Our NEOs for the fiscal year ending December 31, 2023, and the positions they held as of December 31, 2023, are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Executive Vice President & Chief Financial Officer

Michael J. Lynch President & Chief Operating Officer

Terri M. Kemp Senior Vice President Human Resources & Sustainability

Tolga I. Oal President Driveline

In late 2022 and continuing into 2023, the Board made the following organization changes as part of the succession plan for our executive leadership team. These changes expanded the scope of the following NEO's roles to include current and additional responsibilities, which assist with organizational development, stability and progression.
–Effective January 1, 2023, Mr. May was appointed Executive Vice President & Chief Financial Officer.
–Effective December 1, 2022, Mr. Lynch was appointed Chief Operating Officer and later was appointed President and Chief Operating Officer on March 25, 2023.
–Effective January 1, 2023, Ms. Kemp was appointed Senior Vice President Human Resources & Sustainability. Prior to this appointment, Ms. Kemp was Vice President Human Resources.
–Effective December 1, 2022, Mr. Oal joined AAM as President Driveline.

Table of Contents	Compensation Discussion and Analysis

Executive Summary
2023 Financial and Performance Highlights

AAM concluded 2023 with positive results while navigating greater than anticipated downtime at key customers, operational inefficiencies and the UAW Work Stoppage. We continued to adapt to difficult market conditions by relying on our culture of innovation and determination. Despite elevated costs, labor shortages and supply-chain challenges, we delivered solid cash flow performance.

Sales	Adjusted EBITDA*
$6.1B	$693M
11.4% of Sales

Cash Provided by Operating Activities	Reduced Senior Debt by More Than
$396M	$140M

*Adjusted EBITDA is a non-GAAP measure. Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A and discussion of incentive payouts below.

In 2023, AAM continued to generate solid free cash flow, resulting in further debt reduction and well-positioned liquidity. We maintained discipline in managing capital expenditures as a percentage of sales at historically low levels and advanced our electrification business led by our electric beam axle product to drive future growth and position AAM as an electric propulsion supplier of choice.

2023 Highlights

☑	Received significant award from Stellantis to supply e-Beam axles featuring our 3-in-1 e-Drive technology for a future Stellantis EV program	☑	Won a program from Mahindra to supply e-Beam axles for a future 2.5T light electric truck program launching in 2025

☑	Announced new win with FAW Group to supply independent front drive axles for multiple plug-in hybrid vehicle models beginning in 2025	☑	Announced new win with Jetour to supply power transfer units and rear drive modules for multiple all-wheel drive sport utility vehicle programs beginning in 2024

☑	Named a 2023 PACEpilot award finalist for our innovative electric beam axle	☑	Recognized by General Motors as an Overdrive Award winner for sustainability

☑	Achieved an A- on the CDP Climate Change survey as published in our 2022 Sustainability Report	☑	Launched significant new axle program to support General Motors' next-generation Colorado and Canyon pickup trucks

☑	Named by Forbes as one of America's Best Employers for Diversity in 2023	☑	Continued solid free cash flow generation and debt reduction

Table of Contents	Compensation Discussion and Analysis
Compensation Program Metrics Link to Strategic Business Objectives
The following chart demonstrates how our incentive compensation metrics correlate to our strategic business and financial objectives.

Strategic Business Objective	Alignment	Incentive Metric

Drive productivity and financial performance		EBITDA Margin –2023 Annual Incentive Program (40%)

Continue to strengthen the balance sheet; provide funding for organic growth, research & development, and other capital priorities; reduce leverage		Operational Cash Flow –2023 Annual Incentive Program (40% metric)

Develop innovative technology, including electrification, and reinvest in research and development		Free Cash Flow –2023 LTI Performance Awards (100% metric of performance-based LTI

Secure future replacement business and achieve profitable growth while retaining flexibility to address market changes		Strategic Goals –2023 Annual Incentive Program (10%)

Achieve progress on ESG priorities, including DEI initiatives and environmental goals		ESG/Sustainability Goals –2023 Annual Incentive Program (10%)

Create sustainable value for shareholders and align with our shareholders' experience		Relative TSR –2023 LTI Performance Awards (modifier -15% or +15%)

Shareholders and Our Executive Compensation Program
AAM's goal is to provide an executive compensation program that supports the long-term interests of our shareholders. The foundation of our executive compensation program is aligned with shareholders' interests.

Foundational Compensation Practices Align with Shareholders' Interests

Incentive metrics linked to our strategic business objectives	Robust shareholder engagement program
TSR metric included in our long-term incentive program	Stock ownership requirements
No discretionary incentive payments	Clawback policies

Table of Contents	Compensation Discussion and Analysis
We routinely engage with shareholders to seek feedback on several topics, including our executive compensation program. Over the last several years, the Compensation Committee has implemented a number of changes to our compensation programs based on shareholder feedback received during our engagement efforts.

2018	2020	2022	2023
–Redesigned annual proxy statement and enhanced disclosures for better understanding and transparency
–Reduced executive retirement benefits by freezing legacy retirement plan and adopted a plan more aligned with market practices.

–Allocated 20% of annual incentive program to the achievement of strategic priorities, including ESG/sustainability initiatives
–Salary reductions of 30% for executive officers and a 40% reduction in fees for non-employee directors in response to COVID-19

		–Increased the emphasis on ESG/sustainability objectives by specifically allocating 10% of our annual incentive program solely to the achievement of ESG/sustainability objectives	–Increased performance-based portion of LTI awards to 60% from 50% in 2022 –Eliminated unvested performance shares from counting toward stock ownership requirements
These changes have fostered favorable support for our say-on-pay proposals over the last several years, demonstrating strong shareholder support for our overall executive compensation program through 2022. In 2023, however, the level of support for our say-on-pay proposal decreased.

Shareholder Say-on- Pay Support
2018	2019	2020	2021	2022	2023
97%	96%	94%	93%	92%	77%
In response to the level of our 2023 say-on-pay support, we leveraged our shareholder outreach efforts and invited over 25 of our top shareholders to engage in discussions and elicit feedback on executive compensation and other topics of importance to them. The table below provides a summary of the shareholder feedback we received on our executive compensation program and our response to the feedback.

Compensation Program Shareholder Feedback	Response
Our incentive compensation program metrics are aligned with our business strategy in particular the use of free cash flow as an incentive metric.	Free cash flow is a critical driver to reduce leverage and ultimately convert value to shareholders. Due to its impact on the achievement of this key strategic objective, we have continued to select free cash flow as the sole financial metric for our long-term performance-based awards.
In 2024, we increased weighting of the performance-based cash flow metric of the annual incentive program by 10% to emphasize the importance of strong cash flow performance.

Shareholders would prefer more performance-based pay	We increased the portion of long-term performance-based incentive awards to 60% to further align pay with performance.
In 2024, we increased weighting of the performance-based cash flow metric of the annual incentive program by 10% to emphasize the importance of strong cash flow performance.

Shareholders would prefer more alignment between pay and performance, including Total Shareholder Return (TSR).	In 2020, in response to prior feedback, we added a TSR modifier to our long-term incentive performance-based awards. The TSR modifier is designed to act as a feature to adjust compensation awards. This provides continued alignment with shareholders while balancing the importance of short-term and long-term company financial performance, specifically free cash flow performance.

Shareholders view the link between ESG/sustainability with our incentive compensation programs positively.	We will continue to emphasize ESG/sustainability objectives by weighting a portion of the annual incentive program metrics to the achievement of ESG/sustainability objectives.

Table of Contents	Compensation Discussion and Analysis
Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and NEO's compensation is performance based and is at risk.
The following chart illustrates the allocation of 2023 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2023. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Table of Contents	Compensation Discussion and Analysis

Compensation of Executive Officers
Executive Compensation Philosophy
The CD&A provides a detailed description of our executive compensation program and philosophy. The Board, through the Compensation Committee, determines the Company's overall compensation philosophy. The Committee believes that compensation should be:
–Aligned with shareholder interests, cultural values and our strategic principles;
–Market competitive and comprised of a mix of base salary, annual and long-term incentive compensation, with limited perquisites; and
–Designed such that a significant portion of total direct compensation is performance based and contingent upon achievement of Company performance goals.
Our compensation philosophy's foundation is a best practice approach to compensation governance that includes clawback policies, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
The following objectives are considered in determining compensation programs and pay levels for our NEOs:
–Attract and motivate executives who are vital to the Company's success;
–Reward Company and individual performance;
–Foster the long-term focus required to deliver value to our shareholders;
–Reflect each executive's level of responsibility and contribution to the Company; and
–Align executives' interest with those of our stockholders.

Components of Compensation Program
The primary components of AAM’s 2023 executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at peer group median
Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at risk due to service and performance conditions
Long-Term Incentive Compensation	Incentive to drive strategic growth and value creation that supports retention of executives	A mix of performance shares, performance units and RSUs tied to financial and share performance that drives results aligned with shareholder interests
Retirement and Deferred Compensation	Provide income upon retirement	401(k) and nonqualified defined benefit and deferred compensation plans
Perquisites	Limited supplement to total direct compensation	Perquisite allowance provided to CEO. Primary benefit to other NEOs is a Company-provided vehicle with AAM product content.

Table of Contents	Compensation Discussion and Analysis
Decision-Making Process
Comprised solely of independent, non-employee directors, the Committee oversees compensation and benefit programs for our executive officers, including the NEOs. In its oversight of our 2023 executive compensation program, the Committee worked with its independent compensation consultant, the CEO, Executive Vice President & CFO and Senior Vice President, Human Resources & Sustainability. The CEO and these officers provided information and recommendations regarding:
–Company performance objectives and goals, which serve as a basis for incentive compensation;
–Attracting, retaining and motivating executive officers;
–Information regarding financial performance, budgets and forecasts; and
–Industry and market conditions affecting AAM's business strategy.
Based on the Committee's recommendation, the Board exercises its judgment to approve the CEO's compensation. In setting compensation levels for other executive officers, the Committee considers the CEO's recommendations. Compensation of the CEO and executive officers is aligned with the Company's compensation philosophy. The Committee makes pay decisions based on market practice, financial performance and other factors, such as individual performance and experience, scope and responsibility of position, retention and internal pay equity.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also works with the Company in evaluating its incentive programs and the selection of performance measures.
Meridian communicates with the Chair of the Committee before and after Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis
Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. Peer companies are selected primarily based on the following criteria:
–total revenue and market capitalization;
–competitors in industry segment;
–complexity of global business and operations; and
–competition for talent and investor capital.

Comparative Peer Group for 2023

Adient plc Aptiv PLC BorgWarner Inc. Cooper-Standard Holdings Inc. Dana Incorporated Flowserve Corporation Garrett Motion, Inc.	Goodyear Tire & Rubber Company LCI Industries Lear Corporation Meritor, Inc.* OshKosh Corporation Parker-Hannifin Corporation Rockwell Automation	Tenneco Inc.* Terex Corporation The Timken Company Trinity Industries, Inc. Visteon Corporation

*Removed from peer group during 2023 based on acquisitions in late 2022

Except as noted above, this peer group remains unchanged from 2022. AAM's revenues are slightly below the median of the peer group. The Committee believes our comparative peer group remains aligned with the size and complexity of our business, competitors in our industry segment, and competition for talent and investor capital. This peer group enables the Committee to effectively evaluate our compensation programs.

Table of Contents	Compensation Discussion and Analysis

Direct Compensation Elements
Base Salary
In determining salary levels for each NEO, the Committee considers factors such as financial and operational performance, leadership, development, time in position, succession planning, internal pay equity and market demand for talent in key positions. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our peer group.

Base Salaries as of December 31,	2023	2022	% Change
David C. Dauch	$1,250,000	$1,250,000	—%
Christopher J. May	$ 675,000	$ 615,000	10%
Michael J. Lynch	$ 675,000	$ 675,000	—%
Terri M. Kemp	$ 525,000	$ 455,000	15%
Tolga I. Oal	$ 600,000	$ 600,000	—%
Effective January 1, 2023, the Committee approved an increase in base salary for Mr. May concurrent with his appointment as Executive Vice President & Chief Financial Officer and an increase in base salary for Ms. Kemp concurrent with her appointment as Senior Vice President Human Resources & Sustainability.
Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial and strategic targets approved by the Committee under the AAM Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
In setting the 2023 annual incentive program performance measures, the Committee considered the importance of balancing financial and strategic and sustainability objectives in achieving short-term financial targets and executing long-term strategy for value creation. The 2023 annual incentive awards are designed to drive operational performance and advance key strategic and ESG/sustainability initiatives. Performance levels for 2023 annual incentive awards reflected stretch goals that required the management team to navigate a higher inflationary environment as well as expected customer production volatility.
Financial Measures (80% of annual award)
In February 2023, the Committee decided that 80% of the annual incentive award would be based on EBITDA margin and operational cash flow, each weighted 40%. EBITDA margin was selected to support our strategy of maintaining a flexible cost structure and protecting margins in a volatile sales environment. The 2023 EBITDA margin target is aligned with that of the average of competitors in our industry. Operational cash flow was selected to further focus management on our annual cash flow target achievement to reduce debt and on the capital intensity of our business profile. Achieving the operational cash flow target would require disciplined capital management and optimization and supports the ability to invest in electrification and other growth opportunities. These two financial targets are aligned with each other, and both targets were intended to drive solid performance.
Strategic Objectives (10% of annual award)
The Committee determined that 10% of the annual incentive program would be based solely on the achievement of strategic objectives that are designed to emphasize the importance of continuous effort and focus the priorities that support AAM as a premier global Tier 1 automotive supplier, including:
–securing new business with a focus on hybrid and electrification applications;
–encouraging a spirit of innovation to advance technology leadership and electrification;
–continuing to strengthen the balance sheet;
–achieving strategic initiatives that align with capital allocation priorities;
–managing successful customer relationships for AAM's long-term benefit; and
–advancing AAM's Operating System and supporting business systems for long-term competitive advantages.

Table of Contents	Compensation Discussion and Analysis
ESG/Sustainability Objectives (10% of annual award)
In response to shareholder feedback, the Committee decided to continue to allocate 10% of the 2023 annual incentive program to the achievement of ESG/sustainability objectives. This design directly aligns an incentive pay outcome with meaningful advancements in our Sustainability Program.
The ESG/sustainability component was designed to emphasize the importance of the attainment of sustainability goals as described below:
–Demonstrating progress on AAM's DEI strategy roadmap;
–Supporting environmental sustainability performance initiatives, including climate-related actions and reporting.
–Achieving environmental sustainability goals;
–Meeting expectations of customers on ESG initiatives to maintain a competitive advantage in future business growth opportunities;
–Demonstrating continuous improvement in AAM's Sustainability Report disclosures and positive recognition by shareholders and other stakeholders; and
–Advancing supplier diversity initiatives with measurable goals.
2023 Award Payouts
During 2023, the automotive industry continued to experience significant disruptions in the supply chain, including volatility in metal, commodity and utility costs, increased transportation costs, higher labor costs and labor shortages amidst greater than anticipated volatility in customer production schedules including the UAW Work Stoppage. Elevated costs, labor shortages and the supply-chain challenges negatively impacted our results of operations and cash flows and required AAM to adapt to these difficult market conditions by relying on our culture of innovation and determination.
Despite these challenges, we delivered positive results and continued to generate solid cash flow, resulting in further debt reduction and well-positioned liquidity. We maintained discipline in managing capital expenditures at historically low levels while advancing our electrification products to drive future growth.

Adjusting to meet market challenges	Managing what we can control

AAM's 2023 Operational Performance

Advancing electrification across our product portfolio	Moving forward ESG objectives
Financial Measures EBITDA margin and Operational Cash Flow (80% of annual award)
In establishing the financial measures, the Committee challenged leadership to deliver results that are rigorous yet achievable considering the market challenges facing the Company and the industry. The Committee considered the projected adverse impact of non-controllable factors that were known at the time, including an estimated level of productive material cost inflation and ongoing supply chain constraints. The Committee also considered the Board's expectation that AAM would continue to invest in research and development to support AAM's electrification strategy and continue to improve the balance sheet by reducing long-term debt. Based on these projections, the Committee set targets at levels that would require management to deliver solid financial results in a challenging market environment.

Table of Contents	Compensation Discussion and Analysis
The targets and results of the financial performance incentive measures are shown below.

	Weighting	Threshold (Payout 0%)	Target (Payout 100%)	Maximum (Payout 200%)	2023 Actual Performance(1)	% of Target Earned	2023 Actual Payout(2)
EBITDA Margin	40%	10.0%	12.0%	13.75%	11.66%	83%	33%
Operational Cash Flow	40%	$400 million	$525 million	$625 million	$527 million	102%	41%
(1) Excludes restructuring and acquisition-related costs of $25.2 million, debt refinancing and redemption costs of $1.3 million, unrealized loss on equity securities of $1.1 million and pension curtailment and settlement charges of $1.3 million. For purposes of calculating performance under the annual incentive program, amounts also reflect an adjustment of the impact of UAW Work Stoppage that occurred in the last several months of 2023. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control and there was no practical opportunity for the industry and the Company to offset its negative impact on 2023 performance. The metrics are non-GAAP financial measures. See Non-GAAP Reconciliation in Appendix A.
(2) Reflects % of Target Earned multiplied by each respective metric weighting of 40%.

Despite external challenges, we continued to make investments in research and development and advance our electrification product portfolio to drive future growth and position AAM as an electric propulsion supplier of choice. In addition, the leadership team:
–demonstrated the value of deep industry experience by adapting to operational challenges including labor availability resulting in increased labor costs, customer production volatility, supply chain constraints and capacity utilization;
–continued to instill a culture of innovation and operational excellence by ensuring continuity of supply with consistent on-time delivery and exceptional quality;
–secured inflationary cost recoveries from customers; and
–controlled 2023 capital expenditures at a historically low level (at 3.2% of sales as compared to on average 6.2% of sales over the last 20 years).
While navigating volatile market conditions, macroeconomic pressures and industry disruptions during 2023, we continued to deliver EBITDA margins* and Operational Cash Flow* as a percentage of sales in the top half of our competitor peer group.
Competitor peer group average comprises ADNT, ALV, AXL, BWA, CPS, DAN, GTX, LEA and MGA.
*Actual amounts shown above do not reflect all adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A.
To deliver performance at this level, the leadership team effectively managed ongoing pressures on margin performance, including inflation, customer pricing demands, supply chain constraints, foreign exchange impact, capacity utilization issues and overall equipment effectiveness.

Table of Contents	Compensation Discussion and Analysis
The operational cash flow delivered in 2023 reflects management's discipline in controlling capital expenditures at historically low levels. With this cash flow from operations, AAM continued to invest in our business, reduced long-term debt and improved our balance sheet – key priorities for the Company.
Strategic Measures (10% of annual award)
The Committee evaluated the leadership team's 2023 performance against our strategic objectives to determine the award payout for 10% of the total 2023 annual incentive. In assessing strategic performance, the Committee concluded that significant measurable actions resulted in accomplishments that continue to build and secure the core foundation of AAM, advance the Company's most critical growth initiatives, including electrification, and support a culture of innovation for long-term success. These accomplishments are described below.
–Secured new business with a focus on hybrid and electrification applications through AAM's largest electrification award of a significant e-Beam program with Stellantis and awards to supply e-Beams and components for hybrid and electric vehicles for multiple OEMs.
–Advanced technology leadership and electrification by being nominated as a PACEpilot award finalist for a 3-in-1 e-Beam axle design, participating in the Computer Electronic Show, which included a ride-and-drive event with investors and media attendees, and hosting Scout to demonstrate off-road capabilities for our electric vehicle products.
–Continued to strengthen our balance sheet by reducing senior debt by approximately $140 million, while still maintaining liquidity objectives during the UAW Work Stoppage.
–Achieved strategic initiatives aligned with capital allocation priorities by investing in EnerTech Capital to increase access to startup and high-tech automotive companies and continued to support Autotech Ventures through active engagement and capital.
–Continued our customer relationship management through the successful launch of 15 product programs and by being honored with the GM Overdrive Award for sustainability.
–Secured inflationary cost recoveries in 2023 with AAM's global customers.
–Significantly advanced AAM's operating system and supporting business systems by advancing utilization of a connected worker platform for key factory data use while furthering communization of business processes among business units to drive company-wide efficiencies.
In consideration of meaningful anticipated long-term impact of these achievements, the Committee approved a maximum payout of 200% for the attainment of the strategic priorities described above.
ESG/Sustainability Measures (10% of annual award)
The Committee evaluated the management team's 2023 performance against ESG/sustainability objectives to determine the award payout for 10% of the total 2023 annual incentive. In assessing ESG/sustainability performance, the Committee concluded that significant measurable actions were taken to advance AAM's Sustainability Program to a new level. These accomplishments are described below.
–Demonstrated meaningful progress along our DEI strategy roadmap, including the early achievement of our 2030 U.S. workforce BIPOC goal in 2023, launching the first regional DEI Steering Committee in Mexico and a new associate resource group in Europe, and winning six Forbes Best Employers awards including Best Employer for diversity, new graduates, veterans and women. Certain AAM associates were also recognized with Women of Color and Black Engineer of the Year awards.
–Expanded our sustainability structure to include executive level champions for all material topics, increasing our Ecovadis score from 2022 and solidifying Silver status, and launching AAM's first "Idle Free Zone" campaign to aid in fuel savings and emissions reductions.
–Aligned with customer requirements on ESG initiatives to support future business growth opportunities by participating in GM's Sustainability Council, obtaining approval of Product Carbon Footprint for Volvo Gen3 gears, and maintaining "green" status on all customer supplier diversity scorecards.
–Met or are on track to achieve environmental goals by increasing our renewable energy sourcing in the U.S. and installing SMART water meters to reduce water consumption at 88% of AAM's facilities.
–Advanced supplier diversity and sustainability initiatives by increasing diversity sourcing spend by over 12%, increasing EcoVadis Sustainability Procurement section score, and winning the Nissan Diversity Supplier Overachiever Award for the second year in a row.

Table of Contents	Compensation Discussion and Analysis
In consideration of these achievements and their expected long-term impact, the Committee approved a maximum payout of 200% payout for the attainment of the ESG/sustainability priorities described above.

Financial, Strategic and ESG/Sustainability Performance
Based on the actual achievement of the annual incentive financial performance measures, strategic and ESG/sustainability performance described above, the NEOs received 2023 annual incentive payouts of 114% of target. The amounts paid to each NEO are shown in the Summary Compensation Table.

	EBITDA Margin	Operational Cash Flow	Strategic Measures	ESG/Sustainability Measures	Total Payout
2023 Actual Payout %	33%	41%	20%	20%	114%
Annual Incentive Award Target Opportunities
The NEO annual incentive target opportunities are as follows:

	2023	2022
	Target Opportunity (as a % of base salary)	Target Opportunity (as a % of base salary)
David C. Dauch	150%	150%
Christopher J. May	100%	80%
Michael J. Lynch	100%	100%
Terri M. Kemp	80%	80%
Tolga I. Oal	80%	80%
Effective January 1, 2023, the Committee approved an increase in Mr. May's target annual incentive opportunity concurrent with his appointment to Executive Vice President & Chief Financial Officer.

Long-Term Incentive Compensation
Our LTI program is designed to reward NEOs for creating sustained shareholder value, to support ownership of Company stock, and to retain and motivate executives while aligning their interests with those of our shareholders. AAM makes LTI grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2023 Increase in Performance-based LTI
The Committee remained dedicated to increasing the emphasis on performance-based awards. In response to shareholder feedback, in February 2023, the Committee evaluated the relative proportion of RSU and performance-based awards and determined that the performance-based portion of the total 2023 LTI award would be increased from 50% to 60% to further drive the achievement of superior financial results.The remaining portion of the 2023 LTI awards are in the form of RSUs as the retention portion of the award to maintain a strong and stable leadership team.

Table of Contents	Compensation Discussion and Analysis
2023 LTI Award Overview

Form of Award
	Performance Awards	RSUs
LTI Mix	60%	40%
Performance Measure	Free Cash Flow	Continued service with AAM
Competitor Peer Group for Relative TSR
Adient plc
Autoliv Inc.
BorgWarner Inc.
Cooper-Standard Holdings, Inc.*
Dana Incorporated
Garrett Motion, Inc.*
Lear Corporation
Magna International Inc.

*Added in 2023 to replace two companies removed in 2022 due to acquisition

Not applicable
Award Payout Modifier of -15% or +15%	Relative TSR	Not applicable
Performance / Vesting Period	Subject to achievement of performance measures over a 3-year period	Cliff vest on the 3rd anniversary of grant
Settlement	Performance Shares (30%) - Common stock Performance Units (30%) - Cash	Common stock
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. These companies serve as an appropriate benchmark because of the likelihood that they will experience similar industry conditions over a three-year business cycle.
Performance-based LTI
The Committee evaluated the performance measures for 2023 LTI awards to align with our business strategy. A key strategic objective is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities. Free cash flow is a critical driver to reduce leverage and ultimately convert value to shareholders. Due to its impact on the achievement of this key strategic objective and based on shareholder feedback, the Committee selected free cash flow as the sole metric for the 2023 LTI performance-based awards.
To emphasize the importance of consistent annual free cash flow generation, manage volatility and generate three-year cumulative free cash flow, the Committee included annual free cash flow targets for calendar years 2023, 2024 and 2025, each weighted at 20% of target. The remaining 40% of target is based on three-year cumulative free cash flow performance. The annual free cash flow milestones are to encourage behaviors to achieve sustained strong cash flow performance early in the three-year cycle while supporting the cumulative target. No award payouts will be made until the completion of the three-year performance period.
In setting the goal rigor for the 2023 – 2025 performance period, the Committee challenged management to continue to deliver solid free cash flow over the rolling three-year periods. Achieving the established performance levels required the management team to navigate a higher inflationary environment and balance investments in electrification and successor programs.

Table of Contents	Compensation Discussion and Analysis
The table below shows the threshold, target and maximum free cash flow for calendar years 2023, 2024, 2025, the three-year cumulative performance period and relative TSR performance levels to be used in determining the payouts of these awards for the performance period January 1, 2023 through December 31, 2025.

Free Cash Flow	Weighting	Threshold	Target	Maximum
2023	20%	$200 million	$250 million	$300 million
2024	20%	$200 million	$250 million	$300 million
2025	20%	$200 million	$250 million	$300 million
3-yr Cumulative	40%	$600 million	$750 million	$900 million
Payout %		50%	100%	200%
As relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation, the Committee added a relative TSR modifier to the performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the performance period.

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%
LTI Award Target Opportunities
In connection with Mr. Lynch's appointment to Chief Operating Officer in December 2022, the Committee approved an increase to his target long-term incentive opportunity to 250% of base salary in consideration of the increase in the responsibilities of his new position. On January 1, 2023, Ms. Kemp was appointed Senior Vice President Human Resources & Sustainability. In connection with the increase in her responsibilities to lead our sustainability program, the Committee approved an increase in her target long-term incentive opportunity to 225% of base salary.
The table below shows the 2023 and 2022 target LTI for our NEOs.

	2023 Target Long-Term Incentive Opportunity		2022 Target Long-Term Incentive Opportunity
	($)(1)	%(2)	($)(1)	%(2)
David C. Dauch	7,187,500	575%	7,187,500	575%
Christopher J. May	1,687,500	250%	1,537,500	250%
Michael J. Lynch	1,687,500	250%	1,100,000	200%
Terri M. Kemp	1,181,250	225%	682,500	150%
Tolga I. Oal (3)	1,350,000	225%	—	—%
(1) Amounts reflect the value the Committee considered when granting awards for 2023 and 2022. These amounts differ from the value of awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of performance shares, which is based on the probable outcome of the performance metrics. The amount further differs because performance unit awards are not reported in the Summary Compensation Table until earned at the end of the performance period.
(2) Stated as a percentage of base salary at the time the award was made.
(3) Mr. Oal did not receive a 2022 LTI grant based on his December 2022 hire date.

Table of Contents	Compensation Discussion and Analysis
Payout of 2021 Performance Awards
Fifty percent of the 2021 LTI awards granted to NEOs in 2021 were determined by Company performance. Half of the performance-based awards, or 25%, was denominated in performance shares and the remaining 25% in the form of performance units denominated in cash. Payout of the awards was based on free cash flow over the three-year performance period January 1, 2021 through December 31, 2023. Free cash flow was selected as the sole metric for the 2021 LTI performance-based awards as it is a critical driver to reduce leverage and ultimately convert value to shareholders.
In February 2021, the Committee emphasized goal rigor and challenged the senior leadership team to deliver $1 billion in adjusted free cash flow, which approximates the Company's market capitalization over a three-year period. By design, the maximum target was set at a level that would require management to deliver the one of the highest levels of 3-year free cash flow performance in AAM's history.
Despite unprecedented market conditions during the performance period, including the COVID-19 pandemic, production volatility resulting from semiconductor chip shortages experienced by our customers and supply-chain challenges, the management team delivered nearly $1 billion of adjusted free cash flow. This achievement has enabled AAM to reduce long-term debt and maintain liquidity during market turbulence and continue to invest in our future as a global leader in electrification propulsion while maintaining and growing our profitable core business.
*Amount reflects adjustments made to determine incentive payments. See Non-GAAP Reconciliation in Appendix A.
The targets and payout % of the 2021 performance shares and units are shown below.

Free Cash Flow	Weighting	Threshold (Payout 50%)	Target (Payout 100%)	Maximum (Payout 200%)	2023 Actual Performance(1)	% of Target Earned	2023 Actual Payout(2)
2021	20%	$200 million	$250 million	$300 million	$422.9 million	200%	40%
2022	20%	$200 million	$250 million	$300 million	$313.0 million	200%	40%
2023	20%	$200 million	$300 million	$400 million	$246.4 million	73%	15%
3-yr Cumulative	40%	$600 million	$800 million	$1 billion	$982.3 million	191%	76%
Total							171%
(1) Excludes restructuring and acquisition-related costs. For purposes of calculating performance under the 2018 Omnibus Incentive Plan, an adjustment, as permitted by the Plan, was made to Adjusted Free Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the UAW Work Stoppage that occurred in the last several months of the 36 month performance period of the 2021 awards. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control and there was no practical opportunity for the industry and the Company to offset its negative impact on 2023 performance under the Plan. Adjusted Free Cash Flow is a non-GAAP financial measure. See Non-GAAP Reconciliation in Appendix A.
(2) Reflects % of Target Earned multiplied by each respective annual and cumulative metric weighting.
The portion of the cash-denominated performance unit awards are reported in the Summary Compensation Table for 2023 as these awards are not reported until earned at the end of the performance period.

Table of Contents	Compensation Discussion and Analysis
Performance Alignment with TSR
As TSR is an important measure because of its alignment with shareholder value creation, the Committee also included a relative TSR modifier in the 2021 performance-based awards. Award payouts may be decreased by 15% or increased by 15% based on relative TSR performance over the three-year performance period. The TSR modifier did not have an impact on the payout of the 2021 performance shares and units based on AAM's relative TSR for the three-year performance period falling between the 25th and 74th percentile of the peer group.
The Committee strives to align our LTI program with the interests of shareholders by granting a significant portion of LTI in the form of equity awards. The realized value of the 2021 LTI awards, for example, was less than the achieved performance when considering the fluctuation in our share price. As a result, the realized pay of the awards is inherently aligned with shareholders' interests.
(1) Realized pay is determined by share price on the date of payment of the awards in March 2024
Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee generally considers individual performance, experience, internal equity, scope and responsibility of position, retention and competitive market factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs.

Indirect Compensation Elements
Retirement and Deferred Compensation Plans
Our NEOs participate in AAM's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain IRS limits.
The AAM Executive Retirement Savings Plan (ERSP) was adopted effective January 1, 2019. The ERSP is a nonqualified deferred compensation plan that provides certain highly-compensated associates the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. AAM provides contributions to the plan equal to a percentage of a participant's base salary and bonus paid during a calendar year less maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions.

Table of Contents	Compensation Discussion and Analysis
At the time the ERSP was approved, the Supplemental Executive Retirement Plan (SERP) was frozen to align our benefit programs with prevailing market practices and to reduce cost. The SERP, a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits.
The Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation tables.
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 30 senior executives, including the NEOs, also receive supplemental life, supplemental disability, executive physicals and umbrella liability insurance benefits. In connection with our DEI and associate engagement initiatives, effective January 1, 2023, all U.S. salaried associates, including our NEOs, were provided a lifestyle account against which expenses related personal wellness and financial activities can be applied up to a certain limit.
AAM provides a limited number of perquisites to senior executives, including our NEOs. In 2023, Mr. Dauch was eligible for an annual perquisite allowance of $50,000. Mr. Dauch and the senior executives are eligible for the use of a Company-provided vehicle with AAM content as well as access to the use of a fleet demonstration vehicle. Occasionally, we invite spouses of AAM executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. AAM reimburses executives for taxes attributable to income associated with this benefit. We do not otherwise provide tax gross ups for executives except as available for salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Other Compensation Matters
Severance Programs
The Company provides severance benefits to eligible NEOs under the AAM Executive Officer Severance Plan (Severance Plan) and the AAM Change in Control Plan (CIC Plan). Severance payments and benefits for Mr. Dauch are set forth in his employment agreement.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. The programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control (CIC). These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger CIC provisions, no tax gross ups) and are aligned with those of our peers.
The Severance Plan provides severance benefits other than in connection with a CIC. Upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to eligible NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.

Table of Contents	Compensation Discussion and Analysis
Executive Compensation Recoupment (Clawback) Policies
In 2023, the Company adopted the Dodd-Frank Clawback Policy (the Dodd-Frank Clawback Policy), that is designed to comply with, and will be interpreted in a manner consistent with, Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder and the applicable rules of the NYSE. Under the Dodd-Frank Clawback Policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Committee will determine whether it must recover previously awarded incentive-based compensation paid to individuals who were executive officers during the covered period in accordance with the terms of the Dodd-Frank Clawback Policy. The Dodd-Frank Clawback Policy is in addition to and does not prohibit recovery or recoupment under the Company’s other policies agreements so long as there is not a duplicative recoupment of the same compensation.
The Company also maintains a discretionary clawback policy, which authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance. The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each position is shown below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President and Chief Operating Officer	3
Other Executive Officers	2
Only shares owned directly and unvested RSUs count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. As of December 31, 2023, our NEOs have met or are on track to meet applicable ownership requirements.
Changes to Stock Ownership Requirements
In February 2023, based on Meridian's review of the current NEO stock ownership guidelines, the Committee determined that unvested performance shares at target will no longer count toward the stock ownership requirement. This change better aligns with shareholders' interests and proxy advisory policies.
Additionally, in February 2023, the Committee determined that the stock ownership requirements for Mr. Lynch would increase from two times base salary to three times base salary in connection with his appointment to Chief Operating Officer.

Table of Contents	Compensation Discussion and Analysis
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our 2023 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Sandra E. Pierce
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021 to the extent they served as NEOs in such years.

Name and Principal Position	Year	Salary(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(4) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)
David C. Dauch(1) Chairman & Chief Executive Officer	2023	1,250,000	5,161,125	4,841,438	53,238	892,871	12,198,672
	2022	1,250,000	5,532,280	5,569,500	—	1,048,001	13,399,781
	2021	1,150,000	4,879,478	4,238,325	—	908,657	11,176,460
Christopher J. May Executive Vice President & Chief Financial Officer	2023	675,000	1,211,750	1,474,875	106,281	316,213	3,784,119
	2022	615,000	1,183,441	1,456,500	—	357,809	3,612,750
	2021	550,000	1,272,918	1,148,263	—	331,696	3,302,877
Michael J. Lynch President & Chief Operating Officer	2023	675,000	1,211,750	1,109,899	20,645	320,861	3,338,155
	2022	560,417	846,690	967,549	—	370,988	2,745,644
	2021	470,837	614,293	1,004,294	—	280,903	2,370,327
Terri M. Kemp(7) Senior Vice President Human Resources & Sustainability	2023	475,118	848,226	819,199	18,810	240,390	2,401,743
Tolga I. Oal(7) President Driveline	2023	600,000	969,398	547,200	—	66,748	2,183,346
(1)Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.
(2)Ms. Kemp's base salary was reduced due to a leave of absence in 2023.
(3)Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2023 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on February 28, 2023, the maximum value of performance share awards would be $4,959,387 for Mr. Dauch, $1,164,387 for Mr. May, $1,164,387 for Mr. Lynch, $815,065 for Ms. Kemp and $931,506 for Mr. Oal based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

Table of Contents	Executive Compensation Tables
(4)Reflects amounts earned under the AAM Incentive Compensation Program for Executive Officers for 2023 and the amounts earned under the 2018 Omnibus Incentive Plan for long-term performance unit cash awards granted in 2021 with a 3-year performance period ending December 31, 2023. The 2023 amounts earned are as follows:

Name	AAM Incentive Compensation Plan ($)	2018 Omnibus Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
David C. Dauch	2,137,500	2,703,938	4,841,438
Christopher J. May	769,500	705,375	1,474,875
Michael J. Lynch	769,500	340,399	1,109,899
Terri M. Kemp	478,800	340,399	819,199
Tolga I. Oal	547,200	—	547,200

(5)Reflects the annualized increase in pension value under the AAM Pension Plan and the SERP. See Pension Benefits Table. Mr. Oal is not a participant in the AAM Pension Plan or the SERP. There are no above-market or preferential earnings on compensation deferred under our ERSP or our EDC Plan.
(6)The components of All Other Compensation for 2023 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company- Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	16,500	792,100	21,021	—	3,645	59,605	892,871
Christopher J. May	16,200	273,800	4,495	19,927	—	1,791	316,213
Michael J. Lynch	15,994	261,700	12,729	29,247	—	1,191	320,861
Terri M. Kemp	15,216	194,116	4,574	24,693	—	1,791	240,390
Tolga I. Oal	9,075	49,688	2,379	—	792	4,814	66,748
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan and the ERSP as noted below. The ERSP contributions are further described in the Nonqualified Deferred Compensation table.

Name	Retirement Contributions under the 401(k) Plan ($)	Employer ERSP Contributions ($)	Total ($)
David C. Dauch	16,500	775,600	792,100
Christopher J. May	16,500	257,300	273,800
Michael J. Lynch	16,500	245,200	261,700
Terri M. Kemp	15,216	178,900	194,116
Tolga I. Oal	9,488	40,200	49,688
(c)Includes executive life insurance premiums paid by the Company.
(d)Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. Although there is no incremental cost to the company, the NEOs have access to the use of a fleet demonstration vehicle.
(e)Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.
(f)For Mr. Dauch, includes an annual perquisite allowance of $50,000, the cost of personal umbrella liability insurance premiums, spousal travel, the cost of an executive physical and personal expenses provided under their lifestyle account. For Mr. May and Ms. Kemp, includes the cost of personal umbrella liability insurance premiums and personal expenses provided under their lifestyle account. For Mr. Lynch includes the cost of personal umbrella liability insurance premiums. For Mr. Oal, includes the cost of personal umbrella liability insurance premiums, spousal travel and the cost of an executive physical.
(7)    Ms. Kemp and Mr. Oal were not NEOs in 2022 or 2021.

Table of Contents	Executive Compensation Tables
Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2023 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	—	1,875,000	3,750,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2023	2/6/2023	916,406	2,156,250	4,959,375	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2023	2/6/2023	—	—	—	104,137	245,029	563,567	—	2,286,121
Restricted Stock Units	2/28/2023	2/6/2023	—	—	—	—	—	—	326,705	2,875,004
Christopher J. May
Annual Incentive	—	—	—	675,000	1,350,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2023	2/6/2023	215,156	506,250	1,164,375	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2023	2/6/2023	—	—	—	24,450	57,529	132,317	—	536,746
Restricted Stock Units	2/28/2023	2/6/2023	—	—	—	—	—	—	76,705	675,004
Michael J. Lynch
Annual Incentive	—	—	—	675,000	1,350,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2023	2/6/2023	215,156	506,250	1,164,375	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2023	2/6/2023	—	—	—	24,450	57,529	132,317	—	536,746
Restricted Stock Units	2/28/2023	2/6/2023	—	—	—	—	—	—	76,705	675,004
Terri M. Kemp
Annual Incentive	—	—	—	420,000	840,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2023	2/6/2023	150,609	354,375	815,063	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2023	2/6/2023	—	—	—	17,115	40,270	92,621	—	375,719
Restricted Stock Units	2/28/2023	2/6/2023	—	—	—	—	—	—	53,694	472,507
Tolga I. Oal
Annual Incentive	`	—	—	480,000	960,000	—	—	—	—	—
Performance Units (Free Cash Flow)	2/28/2023	2/6/2023	172,125	405,000	931,500	—	—	—	—	—
Performance Shares (Free Cash Flow)	2/28/2023	2/6/2023	—	—	—	19,560	46,023	105,853	—	429,395
Restricted Stock Units	2/28/2023	2/6/2023	—	—	—	—	—	—	61,364	540,003
(1)Reflects annual incentive awards granted under the AAM Incentive Compensation Program for Executive Officers and performance unit awards granted under the 2018 Omnibus Incentive Plan. The performance unit awards are payable in cash based on annual free cash flow for calendar years 2023, 2024 and 2025 and the 3-year cumulative free cash flow over the performance period January 1, 2023 through December 31, 2025. The performance unit award payouts may be modified based on relative TSR over the three-year performance period. The threshold and maximum amounts include the impact of the relative TSR modifier at threshold and at maximum.
(2)Reflects performance share awards granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock based on annual free cash flow for calendar years 2023, 2024 and 2025 and the 3-year cumulative free cash flow over the performance period January 1, 2023 through December 31, 2025. The award payouts may be modified based on relative TSR over the three-year performance period. The threshold and maximum amounts include the impact of the relative TSR modifier at threshold and at maximum.
(3)Reflects RSUs granted under the 2018 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2023.

Table of Contents	Executive Compensation Tables
(4)Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2023 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 8 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2023 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables
Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
CEO Employment Agreement
Mr. Dauch's employment agreement provides for the following compensation and benefits as of December 31, 2023.

CEO Employment Agreement
Base Salary	$1,250,000 for 2023
Annual Incentive	Participation in the annual incentive plan for executive officers; Target opportunity of 150% of base salary for 2023
Long-Term Incentive	Participation in LTI plans for executive officers; Target opportunity of 575% for 2023
Other Benefits	Participation in plans applicable to executive officers; Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012
Term	Initial term expired August 31, 2015; Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch is also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2023, annual incentive awards were granted under the AAM Incentive Compensation Program for Executive Officers. EBITDA Margin and Operational Cash Flow, each weighted 40%, were selected as financial measures for the 2023 annual incentive awards. The remaining 20% of the award was based on strategic objectives (10%) and ESG/sustainability objectives (10%). The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2023, the Company granted long-term incentive awards to NEOs in the form of RSUs, performance share and performance unit awards. Terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2023 Awards Granted Under the 2018 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2023 to NEOs vest in three years from the date of grant. RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2023 are based on free cash flow over a three-year performance period beginning January 1, 2023 through December 31, 2025. Performance share awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by annual free cash flow for calendar years 2023, 2024 and 2025 and based cumulative free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance shares are payable in common stock.
Performance Unit Awards
The performance unit awards granted to NEOs in 2023 are based on free cash flow over a three-year performance period beginning January 1, 2023 through December 31, 2025. Performance unit awards represented 30% of the total LTI award opportunity for executive officers. These awards will be measured by annual free cash flow for calendar years 2023, 2024 and 2025 and based on cumulative free cash flow over the three-year period. The award payouts may be modified based on relative TSR over the three-year period. Performance units are payable in cash.

Table of Contents	Executive Compensation Tables
The following tables illustrate the threshold, target and maximum performance levels for determining 2023 award payouts for each performance measure.

Free Cash Flow	Weighting	Threshold	Target	Maximum
2023	20%	$200 million	$250 million	$300 million
2024	20%	$200 million	$250 million	$300 million
2025	20%	$200 million	$250 million	$300 million
3-yr Cumulative	40%	$600 million	$750 million	$900 million
Payout %		50%	100%	200%

TSR Percentile Rank	Threshold	Target	Maximum
3-yr Cumulative	Below 25th	Between 25th - 74th	75th and above
Modifier	(15)%	—%	15%

Table of Contents	Executive Compensation Tables
Outstanding Equity Awards at December 31, 2023

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
David C. Dauch	304,967(2)	2,686,759	388,094(5)	3,419,108
	388,094(3)	3,419,108	245,029(6)	2,158,705
	326,705(4)	2,878,271

Christopher J. May	79,557(2)	700,897	83,020(5)	731,406
	83,019(3)	731,397	57,529(6)	506,830
	76,705(4)	675,771

Michael J. Lynch	38,393(2)	338,242	59,396(5)	523,279
	59,396(3)	523,279	57,529(6)	506,830
	76,705(4)	675,771

Terri M. Kemp	38,393(2)	338,242	36,854(5)	324,684
	36,853(3)	324,675	40,270(6)	354,779
	53,694(4)	473,044

Tolga I. Oal	61,364(4)	540,617	46,023(6)	405,463

(1)Reflects value of outstanding RSUs at $8.81, the closing price of AAM common stock on December 29, 2023.
(2)Reflects RSUs granted on March 1, 2021 that vested on March 1, 2024.
(3)Reflects RSUs granted on February 28, 2022. RSUs vest three years from the date of grant.
(4)Reflects RSUs granted on February 28, 2023. RSUs vest three years from the date of grant.
(5)Reflects performance shares granted on February 28, 2022 for the performance period January 1, 2022 through December 31, 2024 that would be paid out at the end of the performance period based on free cash flow performance through December 31, 2023. Award amounts reflect a payout at maximum based on free cash flow (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(6)Reflects performance shares granted on February 28, 2023 for the performance period January 1, 2023 through December 31, 2025 that would be paid out at the end of the performance period based on free cash flow performance through December 31, 2023. Award amounts reflect a payout at target based on free cash flow performance (relative TSR modifier at 0%). Payouts will be determined at the end of the performance period based on actual performance.
(7)Reflects the value of 2022 and 2023 performance shares based on performance through December 31, 2023 as described above in footnotes (5) and (6) multiplied by $8.81, the closing price of AAM common stock on December 29, 2023.

Table of Contents	Executive Compensation Tables
Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
David C. Dauch	752,966	6,820,673
Christopher J. May	196,428	1,779,325
Michael J. Lynch	94,793	858,674
Terri M. Kemp	94,793	858,674
Tolga I. Oal(3)	—	—
(1)Reflects the number of shares vested in March 2023 under RSU awards granted in March 2020. Also, reflects the number of performance shares earned for the period ending December 31, 2023. See CD&A for further details.
(2)Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also, includes the number of performance shares earned for the period ending December 31, 2023 multiplied by the closing market price of AAM common stock as of December 29, 2023.
(3)Based on his date of hire, Mr. Oal did not have any equity awards vest during 2023.

Table of Contents	Executive Compensation Tables
Pension Benefits
Four NEOs, Mr. Dauch, Mr. May, Mr. Lynch and Ms. Kemp, are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, American Axle & Manufacturing, Inc. Pension Plan (AAM Pension Plan) and supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP). Based on his date of hire, Mr. Oal is not a participant in the AAM Pension Plan or the SERP.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the plans as of December 31, 2023.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David C. Dauch(3)	AAM Pension Plan	11.5000	409,788
	AAM Supplemental Executive Retirement Program	22.8333	8,285,231
Christopher J. May	AAM Pension Plan	12.5000	170,052
	AAM Supplemental Executive Retirement Program	23.8333	1,560,216
Michael J. Lynch(3)	AAM Pension Plan	10.3333	185,254
	AAM Supplemental Executive Retirement Program	21.6660	1,456,049
Terri M. Kemp(3)	AAM Pension Plan	10.4000	161,909
	AAM Supplemental Executive Retirement Program	21.7500	1,465,806

(1)Benefits under the AAM Pension Plan were frozen effective December 31, 2006. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the plans is less than actual service with the Company.
(2)The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2023 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 7 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2023.
(3)Mr. Dauch, Mr. Lynch and Ms. Kemp were eligible to retire on December 31, 2023 under both the AAM Pension Plan and the SERP. Each qualifies for the lump sum benefit under the SERP.
AAM Pension Plan. The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his or her final 10 years of service) and years of credited service. Benefits may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The AAM Pension Plan is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974. Benefits were frozen on December 31, 2006 for associates who were not eligible to retire by December 1, 2011 and frozen on December 31, 2011 for all other associates.
Supplemental Executive Retirement Program (SERP). Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The frozen SERP benefit amount was determined as of April 30, 2018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the AAM Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

Table of Contents	Executive Compensation Tables
Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the AAM Executive Retirement Savings Plan (ERSP) and the Executive Deferred Compensation Plan (EDC) for the 2023 fiscal year.

Name	Plan	Registrant contributions In Last FY(1) ($)	Aggregate Earnings In Last FY(2) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)
David C. Dauch	EDC	—	—	—	—
	ERSP	775,600	334,338	—	4,091,400
Christopher J. May	EDC	—	—	—	—
	ERSP	257,300	99,669	—	1,261,028
Michael J. Lynch	EDC	—	—	—	—
	ERSP	245,200	88,789	—	1,084,233
Terri M. Kemp	EDC	—	10,754	—	66,435
	ERSP	178,900	174,186	—	1,060,644
Tolga I. Oal	EDC	—	—	—	—
	ERSP	40,200	1,602	—	46,802
(1)Reflects the annual 2023 plan contributions notionally funded in March 2024 reported in the Summary Compensation Table. Amounts include an additional contribution equal to 12.5% multiplied by base salary and bonus paid in 2023 for Mr. Dauch of $449,200, $161,300 for Mr. May, $154,600 for Mr. Lynch and $116,300 for Ms. Kemp.
(2)Reflects hypothetical accrued earnings or losses during 2023 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. Earnings shown in this column are not reported as compensation in the Summary Compensation Table.
Executive Retirement Savings Plan
The ERSP was adopted effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. In addition, certain participants based on position and years of service are eligible to receive an additional Company contribution equal to 12.5% of base salary and bonus paid for calendar years 2019 through 2023. Each NEO is eligible to receive this additional 12.5% contribution. The ERSP permits discretionary Company contributions.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds. ERSP contributions are unfunded and unsecured obligations of AAM.
ERSP contributions and account balances vest at the earliest of the following:
–Age 55 with 10 years of service;
–Age 60 with 5 years of service; or
–Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability or termination of employment.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. The EDC was amended to freeze further deferrals as of December 31, 2018. Employer matching contributions vest after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although an executive has no actual or constructive

Table of Contents	Executive Compensation Tables
ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Investment Options
The table below shows the investment fund options available under the ERSP and the EDC as of December 31, 2023 and the related annual rates of return for the year ended December 31, 2023.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Fund	6.30%	Hartford International Opportunities Fund	11.94%
PIMCO High Yield Fund	12.75%	Victory Sycamore Established Value Fund	10.35%
Hartford World Bond Fund	4.29%	FIAM Blend Target Date 2010 Fund	9.71%
Vanguard Total Bond Market Index Fund	5.72%	FIAM Blend Target Date 2015 Fund	11.26%
Fidelity 500 Index Fund	26.29%	FIAM Blend Target Date 2020 Fund	12.80%
MFS Value Fund	8.29%	FIAM Blend Target Date 2025 Fund	14.04%
Vanguard FTSE Social Index Fund	31.78%	FIAM Blend Target Date 2030 Fund	15.32%
Fidelity Growth Company Fund	46.02%	FIAM Blend Target Date 2035 Fund	17.69%
Fidelity Low-Priced Stock Fund	14.85%	FIAM Blend Target Date 2040 Fund	19.97%
Blackrock Mid-Cap Growth Equity Fund	28.34%	FIAM Blend Target Date 2045 Fund	20.54%
Vanguard Extended Market Index Fund	25.41%	FIAM Blend Target Date 2050 Fund	20.53%
American Beacon Small Cap Value Fund	16.68%	FIAM Blend Target Date 2055 Fund	20.53%
Janus Henderson Triton Fund	14.78%	FIAM Blend Target Date 2060 Fund	20.48%
Fidelity Diversified International Fund	17.56%	FIAM Blend Target Date 2065 Fund	20.55%
Fidelity International Index Fund	18.31%	FIAM Blend Target Date Income Fund	8.12%
Blackrock Emerging Markets Fund	10.82%	Mass Mutual Diversified SAGIC Fund	4.23%

Table of Contents	Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2023. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreement with Mr. Dauch, the Company may terminate his employment with or without cause. Cause means:
–a material breach of his obligations under the agreement;
–the willful and continued failure or refusal to satisfactorily perform his duties;
–a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;
–engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;
–a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;
–refusal to follow the directions of the Board; or
–any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch may resign for good reason, which means:
–a material decrease in compensation or a failure by the Company to pay material compensation;
–a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);
–relocation more than 50 miles outside the Detroit-metropolitan area; or
–a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch is entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a change in control (CIC), Mr. Dauch is entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times. In addition, he would receive medical benefit continuation for three years after termination of employment following a CIC. Mr. Dauch would also receive outplacement services of $50,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch is entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A of the Code. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, Mr. Dauch would receive medical benefit continuation for two years. Mr. Dauch is also entitled to receive accrued and unpaid compensation, as well as outplacement services of $50,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch will be entitled to accrued benefits under applicable benefit plans and programs.

Table of Contents	Executive Compensation Tables
AAM Executive Officer Severance Plan
Under the Amended and Restated AAM Executive Officer Severance Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;
–a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;
–reimbursement of outplacement service costs of up to $20,000; and
–continued participation in AAM's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction other than as a broad-based reduction applicable to other participants; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation (other than by mutual agreement).
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. Benefits are also subject to recoupment or clawback.
AAM Change in Control Plan
Under the AAM Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:
–a cash amount equal to annual base salary multiplied by two;
–a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;
–reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and
–continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's

Table of Contents	Executive Compensation Tables
annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any payments or benefits under Mr. Dauch's employment agreement, the CIC Plan or the Severance Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, such payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:
–directly or indirectly engaging in any business that competes with AAM;
–soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and
–using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2023. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. Assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2023. See Note 7 to the audited consolidated financial statements in our 2023 annual report on Form 10-K. Mr. May and Mr. Oal were not eligible to retire as of December 31, 2023. The tables below do not include equity awards that vested as of December 31, 2023, which are reflected in the Stock Vested Table above. Footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

Table of Contents	Executive Compensation Tables

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	2,500,000(2)	2,500,000(2)	—	—	3,750,000(3)
Annual Incentive	5,887,500(2)	5,887,500(2)	2,137,500(4)	2,137,500(4)	7,762,500(3)
Long Term Incentives:
RSUs(5)	—	—	8,984,138	5,601,397	8,984,138
2022 Performance Share Awards(6)	—	1,139,703	1,139,703	1,139,703	1,709,554
2022 Performance Unit Awards(7)	—	1,197,917	1,197,917	1,197,917	1,796,875
2023 Performance Share Awards(8)	—	719,568	719,568	719,568	2,158,705
2023 Performance Unit Awards(9)	—	718,750	718,750	718,750	2,156,250

Other Benefits:
Retirement Plans(10)	409,788	409,788	519,703	363,250	409,788
SERP(11)	8,285,231	8,285,231	8,285,231	8,285,231	8,285,231
Welfare Benefit(12)	—	—	876,654	747,216	—
Executive Retirement Savings Plan(13)	4,091,400	4,091,400	4,091,400	4,091,400	4,091,400
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(14)	53,315	53,315	—	—	81,874
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(15)	50,000	50,000	—	—	50,000
Total	21,277,234	25,053,172	28,670,564	25,001,932	41,236,315

Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(18) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,012,500(16)	1,012,500(16)	—	—	1,350,000(17)
Annual Incentive	1,782,000(16)	1,782,000(16)	769,500(4)	—	2,119,500(17)
Long Term Incentives:
RSUs(5)	—	—	2,108,066	—	2,108,066
2022 Performance Share Awards(6)	—	243,802	243,802	—	365,703
2022 Performance Unit Awards(7)	—	256,650	256,650	—	384,975
2023 Performance Share Awards(8)	—	168,943	168,943	—	506,830
2023 Performance Unit Awards(9)	—	168,750	168,750	—	506,250

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	33,854	33,854	56,423	—	45,139
Disability(20)	—	—	3,697,943	—	—
Life Insurance(21)	—	—	124,896	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	2,848,354	3,686,499	7,594,973	—	7,416,463

Table of Contents	Executive Compensation Tables

Michael J. Lynch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	1,012,500(16)	1,012,500(16)	—	—	1,350,000(17)
Annual Incentive	1,782,000(16)	1,782,000(16)	769,500(4)	769,500(4)	2,119,500(17)
Long Term Incentives:
RSUs(5)	—	—	1,537,292	860,254	1,537,292
2022 Performance Share Awards(6)	—	174,426	174,426	174,426	261,639
2022 Performance Unit Awards(7)	—	183,333	183,333	183,333	275,000
2023 Performance Share Awards(8)		168,943	168,943	168,943	506,830
2023 Performance Unit Awards(9)	—	168,750	168,750	168,750	506,250

Other Benefits:
Retirement Plans(10)	185,254	185,254	235,698	163,914	185,254
SERP(11)	1,456,049	1,456,049	1,456,049	1,456,049	1,456,049
Welfare Benefit(12)	—	—	309,094	215,298	—
Executive Retirement Savings Plan(13)	1,084,233	1,084,233	1,084,233	1,084,233	1,084,233
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	39,985	39,985	—	—	53,313
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	5,580,021	6,275,473	6,087,318	5,244,700	9,365,360

Terri M. Kemp	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	787,500(16)	787,500(16)	—	—	1,050,000(17)
Annual Incentive	1,108,800(16)	1,108,800(16)	478,800(4)	478,800(4)	1,318,800(17)
Long Term Incentives:
RSUs(5)	—	—	1,135,961	671,424	1,135,961
2022 Performance Share Awards(6)	—	108,228	108,228	108,228	162,342
2022 Performance Unit Awards(7)	—	113,751	113,751	113,751	170,627
2023 Performance Share Awards(8)	—	118,260	118,260	118,260	354,779
2023 Performance Unit Awards(9)	—	118,125	118,125	118,125	354,375

Other Benefits:
Retirement Plans(10)	161,909	161,909	239,564	145,046	161,909
SERP(11)	1,465,806	1,465,806	1,465,806	1,465,806	1,465,806
Welfare Benefit(12)	—	—	218,077	163,792	—
Executive Retirement Savings Plan(13)	1,060,644	1,060,644	1,060,644	1,060,644	1,060,644
Executive Deferred Compensation Plan(23)	66,435	66,435	66,435	66,435	66,435
Health Care(19)	41,983	41,983	—	—	55,977
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	4,713,077	5,171,441	5,123,651	4,510,311	7,387,655

Table of Contents	Executive Compensation Tables

Tolga I. Oal	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(18) ($)	Retirement ($)	Termination Upon a Change in Control(1) ($)
Compensation:
Severance	900,000(16)	900,000(16)	—	—	1,200,000(17)
Annual Incentive	1,267,200(16)	1,267,200(16)	547,200(4)	—	1,507,200(17)
Long Term Incentives:
RSUs(5)	—	—	540,617	—	540,617
2022 Performance Share Awards	—	—	—	—	—
2022 Performance Unit Awards	—	—	—	—	—
2023 Performance Share Awards(8)	—	135,154	135,154	—	405,463
2023 Performance Unit Awards(9)	—	135,000	135,000	—	405,000

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Executive Retirement Savings Plan	—	—	—	—	—
Executive Deferred Compensation Plan	—	—	—	—	—
Health Care(19)	31,143	31,143	51,905	—	41,524
Disability(20)	—	—	3,714,684	—	—
Life Insurance(21)	—	—	101,371	—	—
Outplacement Services(22)	20,000	20,000	—	—	30,000
Total	2,218,343	2,488,497	5,225,931	—	4,129,804
 Notes to Termination Tables
(1)For Mr. Dauch, amounts reflect CIC benefits under his employment agreement and outstanding LTI award as of December 31, 2023. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2023.
(2)Under his employment agreement, Mr. Dauch is entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount reflects the 2023 award paid in March 2024 and the 2023 target annual bonus for two years.
(3)Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch is entitled to a multiple of three times base salary and annual bonus plus a target annual bonus prorated through termination. The severance amount reflects three times base salary as of December 31, 2023. The annual bonus amount reflects the 2023 award paid in March 2024 and three times the 2023 target bonus.
(4)In the event of disability or retirement, AAM’s Incentive Compensation Program for Executive Officers provides a pro-rata award payout through the date of disability or retirement. Amounts reflect 2023 awards payable in March 2024 under a disability termination event and also upon retirement for Mr. Dauch, Mr. Lynch and Ms. Kemp.
(5)Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 29, 2023. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Dauch, Mr. Lynch and Ms. Kemp, the amounts reflect the applicable pro-rata portion for each of their 2021-2023 RSU awards multiplied by the closing price of AAM common stock on December 29, 2023.
(6)The 2022 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2023, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 29, 2023. The 2022 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(7)The 2022 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2023, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2022 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(8)The 2023 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2023, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 29, 2023. The 2023 performance shares awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

Table of Contents	Executive Compensation Tables
(9)The 2023 performance unit awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2023, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at target. The 2023 performance unit awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.
(10)Reflects a joint and survivor benefit payable monthly.
(11)Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Dauch, Mr. Lynch and Ms. Kemp.
(12)Reflects welfare benefits assuming retirement under the retiree welfare plan.
(13)Amounts reflect account balances in the ERSP as of December 31, 2023 for Mr. Dauch, Mr. Lynch and Ms. Kemp based on their eligibility for retirement.
(14)Under his employment agreement, Mr. Dauch is entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch is also entitled to three years of health care benefits.
(15)Under his employment agreement, Mr. Dauch is entitled to reimbursement for outplacement services of $50,000 upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.
(16)Under the Severance Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2023 times the severance multiplier of 1.5. The annual bonus amount reflects the 2023 award paid in March 2024 and the 2023 target annual bonus times the multiplier of 1.5.
(17)Under the CIC Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2023 for two years. The annual bonus amount reflects the 2023 award paid in March 2024 and the 2023 target annual bonus for two years.
(18) Assumes total and permanent disability on December 31, 2023. Because Mr. May and Mr. Oal are not eligible to retire on December 31, 2023, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).
(19)Under the Severance Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to 1.5 years of health care benefits upon termination without cause or resignation for good reason and two years' health care benefits upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May and Mr. Oal would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).
(20)Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. May and Mr. Oal.
(21)Reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability) for Mr. May and Mr. Oal.
(22)Under the CIC Plan, Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each is entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.
(23)Amounts reflect account balance in the EDC Plan as of December 31, 2023.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. Our population was evaluated as of October 31, 2023 and reflects paid compensation from January 1, 2023 through October 31, 2023. We have excluded 602 associates in India, 167 in Thailand and 74 in Romania out of our global employee population of approximately 19,000 as of the determination date. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Where allowed under the rule, we annualized compensation through December 31, 2023. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2023.
Based on the above determination, the total compensation for the median employee is $39,078. Using the CEO's total compensation of $12,217,334 (including the employer cost of medical, dental and vision benefits not reported in the Summary Compensation Table), the resulting ratio is 313:1.

Table of Contents	Pay versus Performance

Pay versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following provides information as to the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information as to the alignment of our compensation programs with the Company's performance, see Compensation Discussion and Analysis. The amounts included in the tables below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our NEOs, including with respect to RSUs and performance shares. See the Stock Vested Table.

Year	Summary Compensation Table Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average Summary Compensation Table Total for Other NEOs (3) ($)	Average Compensation Actually Paid to Other NEOs (4) ($)	Cumulative TSR (5) ($)	Peer Group Cumulative TSR (6) ($)	Net Income (Loss) (7) (in millions) ($)	Adjusted Free Cash Flow (8) (in millions) ($)
2023	12,198,672	13,718,052	2,926,841	3,080,000	81.88	119.43	(33.6)	246.4
2022	13,399,781	9,127,710	3,702,956	2,650,073	72.68	106.20	64.3	313.0
2021	11,176,460	14,071,422	3,550,563	4,250,396	86.71	139.58	5.9	422.9
2020	8,844,428	10,267,435	2,982,912	3,406,426	77.51	116.96	(561.1)	311.4
(1)Reflects amounts reported in the Summary Compensation Table total column for each corresponding year for Mr. Dauch.
(2)Reflects amounts of "compensation actually paid" to Mr. Dauch, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Dauch during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Dauch's total compensation for each year to determine compensation actually paid.

	2023 $	2022 $	2021 $	2020 $
Total Compensation as reported in the Summary Compensation Table (SCT)	12,198,672	13,399,781	11,176,460	8,844,428
Pension Values reported in SCT	(53,238)	—	—	(152,010)
Fair value of equity awards granted during the fiscal year	(5,161,125)	(5,532,280)	(4,879,478)	(4,442,271)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—
Fair value at the end of the year of equity compensation granted in current year	5,108,035	4,988,560	5,733,847	8,856,239
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	704,393	(1,903,230)	(460,430)	(1,531,457)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	921,315	(1,825,121)	2,501,023	(1,307,494)
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Compensation Actually Paid to CEO	13,718,052	9,127,710	14,071,422	10,267,435
(3)Reflects the average of the amounts reported in the Summary Compensation Table total column for the NEOs (other than the CEO) as a group for each corresponding year. The NEOs included in calculating the average amounts, for 2023 are Mr. May, Mr. Lynch, Ms. Kemp and Mr. Oal; for 2022 and 2021 are Mr. May, Michael K. Simonte, Norman Willemse and Mr. Lynch; for 2020 are Mr. May, Mr. Simonte, Mr. Willemse and Gregory S. Deveson.

Table of Contents	Pay versus Performance

(4)Reflects the average of amounts of "compensation actually paid" to the NEOs (other than the CEO) as a group in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments made to the NEOs' total compensation for each year to determine compensation actually paid are shown below.

	2023 $	2022 $	2021 $	2020 $
Total Compensation as reported SCT	2,926,841	3,702,956	3,550,563	2,982,912
Pension Values reported in SCT	(36,434)	—	(33,897)	(79,305)
Fair value of equity awards granted during the fiscal year	(1,060,281)	(1,171,412)	(1,237,240)	(1,214,824)
Pension value attributable to current year's service and any change in pension value attributable to plan amendments made in the current year	—	—	—	—
Fair value at the end of the year of equity compensation granted in current year	1,049,374	1,056,284	1,453,875	2,421,909
Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	90,277	(476,447)	(110,404)	(367,911)
Change in fair value for end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	110,223	(461,308)	627,499	(336,355)
Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—	—
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	—	—
Compensation Actually Paid to other NEOs (other than the CEO)	3,080,000	2,650,073	4,250,396	3,406,426

(5)Cumulative TSR is calculated by the difference between the Company's share price at the end and the beginning of the measurement period divided by the Company's share price at the beginning of the measurement period. No dividends were paid during any of the years.
(6)Represents the weighted peer group TSR, weighted according to the respective companies' stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the annual report peer group (competitor peer group).
(7)Reflects Net Income (Loss) as reported in our annual report on Form 10-K for the applicable year.
(8)Adjusted free cash flow is a key financial metric used in the AAM 2018 Omnibus Incentive Plan. This metric is a non-GAAP financial measure. Such information is reconciled to its closest GAAP measure in the Non-GAAP Reconciliation in Appendix A.
Financial Performance Measures
Our compensation programs are designed to link pay to the Company's financial performance. In addition to adjusted free cash flow, the most important financial measures used by the Committee to link NEO compensation to performance are shown below.

FINANCIAL MEASURES USED TO LINK NEO COMPENSATION ACTUALLY PAID TO COMPANY PERFORMANCE
EBITDA	EBITDA Margin	Operational Cash Flow

Table of Contents	Pay versus Performance
Analysis of the Information Presented in the Pay versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the following graphics describe the relationship between information presented in the Pay versus Performance Table.

Table of Contents	Pay versus Performance

Equity Compensation Plan Information
Equity Compensation Plan Information as of December 31, 2023

The following table provides information as of December 31, 2023 regarding the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#)
Equity Compensation Plans Approved by Shareholders	4,674,896	—	5,374,186
Equity Compensation Plans not Approved by Shareholders	—	—	—
(1) Includes 3,431,752 outstanding full value restricted stock unit awards and 1,243,144 outstanding performance share awards at target.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 3: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2024

The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of the independent registered public accounting firm that audits AAM's consolidated financial statements and internal control over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP to serve as AAM's independent registered public accounting firm for the year ending December 31, 2024.
Deloitte & Touche LLP (D&T) and its predecessors have acted as our independent registered public accounting firm since 1998. The Audit Committee believes that our long-term engagement of D&T enhances audit quality due to the firm's in-depth understanding of our global business, accounting policies, practices and systems, and internal controls over financial reporting. The firm's familiarity with the Company's business, people, accounting systems and risk profile also enhances audit efficiency and effectiveness.
As a result of D&T's lead audit partner rotation every five years, as required by SEC rules and D&T policy, the Audit Committee believes that D&T provides fresh audit perspective without the cost and disruption associated with a change in audit firms. The current lead audit partner was appointed to serve in this role beginning in 2024.
The Audit Committee engages in an annual evaluation of the independent auditor's qualifications, performance and independence. In the course of its review, the Audit Committee considers, among other factors:
–the quality and efficiency of D&T's historical and recent audit plans and performance on the audit;
–D&T's capability and expertise in handling the breadth and complexity of the Company's global operations;
–D&T's knowledge and expertise regarding the automotive industry and D&T's network of partners and managers in key areas of global operation;
–external data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on D&T and its peer firms;
–the appropriateness of the firm's fees for audit and non-audit services;
–the quality and candor of D&T's communications with the Audit Committee and management; and
–D&T's independence and objectivity in its performance of audit services.
The Audit Committee believes that the continued retention of D&T to serve as AAM's independent registered public accounting firm is in the best interests of AAM and its shareholders.
The Board is requesting that shareholders ratify the appointment of D&T as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of D&T is in the best interests of the Company and its shareholders.
Representatives of D&T will attend the 2024 annual meeting and be available to respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2023. All services provided by D&T during fiscal 2023 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2023	2022
Audit Fees(1)	$5,417,750	$5,003,000
Audit Related Fees(2)	155,700	150,950
Tax Fees(3)	505,850	301,400
All Other Fees(4)	9,500	20,000
Total	$6,088,800	$5,475,350
(1)Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.
(2)Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)Fees for tax services in 2023 and 2022 consisted of fees for tax compliance, tax advice and tax planning services.
(4)Other fees in 2023 consisted of fees for associate attendance at D&T's tax executive learning program.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2023, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by applicable requirements of the PCAOB and the SEC. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2023 be included in the Company’s 2023 annual report on Form 10-K.
Audit Committee of the Board of Directors
William P. Miller II, Chair
James A. McCaslin
Herbert K. Parker
Sandra E. Pierce
John F. Smith
Samuel Valenti III

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Virtual Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 7, 2024 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the annual virtual meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2023, and a proxy card or a voter instruction card, will be mailed or can be accessed online on or about March 21, 2024. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent by sending your name and your holder identification number to AAM’s Secretary at One Dauch Drive, Detroit, Michigan 48211-1198 or by calling at (313) 758-2000. If you hold your stock with a bank or broker, you may revoke your consent to householding by contacting Georgeson at (866) 889-2031. If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting AAM’s Secretary at the address included above. If you hold your stock with a bank or broker, contact Georgeson at the telephone number provided above. AAM will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written request to AAM’s Secretary at the address included above.
How do I vote?
You can vote either online during the annual meeting or by proxy without attending the meeting. To ensure a quorum, we urge you to vote by proxy even if you plan to attend the virtual only annual meeting. If you attend the virtual meeting and vote during the meeting, that vote will override your proxy vote.
To vote your shares, follow the instructions in the notice, voter instruction form or proxy card. Shareholders voting by proxy may use one of the options below.

By Internet	By Telephone	By Mail	During Meeting
Before the meeting, go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	To vote during the virtual meeting, go to www.envisionreports.com/axl for instructions.You will need the control number on your proxy card or voter instruction form.

Table of Contents	Voting and Meeting Information
If your shares are held through an intermediary, such as a bank, broker, or other holder of record, the information sent by your holder of record will explain the voting options available to you.
The telephone and internet voting facilities for shareholders will close at 1:00 a.m. Eastern Time on May 2, 2024.
How many shares may vote at the meeting?
As of March 7, 2024, we had 117,539,721 shares of common stock outstanding and entitled to vote at the meeting.
How many votes must be present to hold the meeting?
Under AAM’s bylaws, a majority of the votes entitled to vote must be present online at the virtual annual meeting or represented by proxy to constitute a quorum for the meeting. Abstentions and broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
Can I change my vote?
Yes. At any time before your shares are voted by proxy at the meeting, you may change your vote by:
–revoking it by written notice to AAM’s Secretary at the address on the notice;
–voting online during the annual meeting; or
–delivering a later-dated proxy vote by mail, telephone or over the internet.
If you hold your shares through an intermediary, refer to the materials sent by your bank, broker, or other holder of record for information about revoking or changing your proxy.
How many votes do I have?
You will have one vote for each share of AAM common stock that you owned at the close of business on March 7, 2024.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many votes are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of "for" votes cast in an uncontested election, our bylaws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present virtually or by proxy is cast in favor of the proposal.
Who will count the votes?
A representative of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the virtual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:
–be counted as present for purposes of determining whether there are enough votes to establish a quorum;
–have no effect on the outcome of the election of directors; and
–count as a vote against any other proposal to be considered at the annual meeting.

Table of Contents	Voting and Meeting Information
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares through an intermediary and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public accounting firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these other matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any relevant proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.
How do I attend the virtual annual meeting?
The annual meeting will be held solely online by live webcast. You will be able to attend the annual meeting online and submit your questions before or during the meeting by visiting meetnow.global/MHHQ24Q.
To participate in the annual meeting, you will need to review the information included on your Notice of Internet Availability, proxy card or voter instructions that accompanied your proxy materials.
If you own shares through an intermediary, such as a bank or broker, you must register in advance of the annual meeting using the instructions below.
The virtual annual meeting will begin promptly at 8:00 a.m. Eastern Time on May 2, 2024. You may log into the meeting platform beginning at 7:45 a.m. Eastern Time on May 2, 2024. We encourage you to access the meeting before the start time leaving ample time for check in. Please follow the registration instructions below.
How do I register to attend the virtual annual meeting?
If you are a registered shareholder (you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting.
If you own shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your AAM shareholdings along with your name and email address to Computershare.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on April 29, 2024. You will receive confirmation of your registration by email after Computershare receives your registration materials.
Direct your request for registration to Computershare using either of the following methods.
–Forward the email from your broker, or attach an image of your legal proxy in an email to: legalproxy@computershare.com.
–Mail a copy of the legal proxy to: Computershare, American Axle & Manufacturing Holdings, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2023.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:
–following the instructions provided on your proxy card, voter instruction form, or notice; or
–going to www.envisionreports.com/axl and following the instructions provided.
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2025 Stockholder Proposals and Nominations
Proposals for Inclusion in 2025 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 21, 2024.
Director Nomination for Inclusion in 2025 Proxy Statement
AAM's by-laws permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 21, 2024 but no earlier than October 22, 2024. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at aam.com/investors/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at next year's annual meeting, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 21, 2025, but no earlier than February 1, 2025. If a stockholder intends to nominate a director and solicit proxies in support of such director nominee(s) (other than the Company's nominees) at next year's annual meeting in reliance on SEC Rule 14a-19, in addition to the requirements set forth in AAM's by-laws requirements, the stockholder must also comply with SEC Rule 14a-19's additional requirements.
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing, addressed to the Secretary, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $24,200, plus reasonable and customary expenses. Georgeson may be contacted at (866) 889-2031. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

Table of Contents	Appendix A - Non-GAAP Reconciliation
Appendix A

Non-GAAP Reconciliation
AAM has included in the proxy statement adjusted EBITDA, adjusted EBITDA margin, Operational Cash Flow and adjusted Free Cash Flow, which are financial metrics used in the AAM Incentive Compensation Program for Executive Officers (the Program) and the 2018 Omnibus Incentive Plan (the Plan). These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes these non-GAAP financial measures are useful to both management and AAM's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2023 Annual Incentive Performance Metrics
Twelve Months Ended December 31, 2023
Adjusted EBITDA and EBITDA Margin:
(in millions)
Net loss	$(33.6)
Interest expense	201.7
Income tax expense	9.1
Depreciation and amortization	487.2
EBITDA	$664.4
Restructuring and acquisition-related costs	25.2
Debt refinancing and redemption costs	1.3
Pension curtailment and settlement charges	1.3
Unrealized loss on equity securities	1.1
Adjusted EBITDA	$693.3
Adjustment under Annual Incentive Plan:
Impact of UAW Work Stoppage (1)	27.4
Adjusted EBITDA under Annual Incentive Plan	$720.7

Net Sales, as reported	$6,079.5
Impact of UAW Work Stoppage (1)	99.1
Net Sales under Annual Incentive Plan	$6,178.6

Adjusted EBITDA margin under Annual Incentive Plan	11.66%

A-1

Table of Contents	Appendix A - Non-GAAP Reconciliation

Twelve Months Ended December 31, 2023
Operational Cash Flow:
(in millions)
Adjusted EBITDA	$693.3
Purchases of property, plant and equipment	(194.6)
Proceeds from sale of property, plant and equipment	0.9
Operational Cash Flow	$499.6
Adjustments under Annual Incentive Plan:
Impact of UAW Work Stoppage (1)	27.4
Operational Cash Flow under Annual Incentive Plan	$527.0
(1) For purposes of calculating performance under the AAM Annual Incentive Program for Executive Officers, an adjustment, as permitted by the Program, was made to Adjusted EBITDA, Net Sales, Adjusted EBITDA margin and Operational Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the UAW Work Stoppage that occurred in the last several months of 2023. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control and there was no practical opportunity for the industry and the Company to offset its negative impact on 2023 performance.

2021 - 2023 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2023	2022	2021
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$396.1	$448.9	$538.4
Purchases of property, plant and equipment	(194.6)	(171.4)	(181.2)
Proceeds from sale of property, plant and equipment	0.9	4.7	2.0
Free Cash Flow	$202.4	$282.2	$359.2
Restructuring and acquisition-related costs	16.6	30.8	63.7
Adjustments under Long-Term Incentive Plan:
Impact of UAW Work Stoppage (2)	$27.4	$—	$—
Adjusted Free Cash Flow	$246.4	$313.0	$422.9
Three-year cumulative adjusted Free Cash Flow	$982.3
(2) For purposes of calculating performance under the 2018 Omnibus Incentive Plan, an adjustment, as permitted by the Plan, was made to Adjusted Free Cash Flow for the year ended December 31, 2023. This adjustment offsets the unfavorable impact of the UAW Work Stoppage that occurred in the last several months of the 36 month performance period of the 2021 awards. The Committee approved this adjustment as the impact of the work stoppage was outside of management's control and there was no practical opportunity for the industry and the Company to offset its negative impact on 2023 performance.

Pay versus Performance Table Financial Metric
Twelve Months Ended December 31, 2020
Free Cash Flow and Adjusted Free Cash Flow:	(in millions)
Net cash provided by operating activities	$454.7
Purchases of property, plant and equipment	(215.6)
Proceeds from sale of property, plant and equipment	1.7
Free Cash Flow	$240.8
Restructuring and acquisition-related costs	70.6
Adjusted Free Cash Flow	$311.4
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Stockholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the American Axle & Manufacturing Holdings, Inc. Stockholder Meeting to be Held on May 2, 2024

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 Proxy Statement and 2023 Annual Report to Stockholders are available at:

www.envisionreports.com/axl

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.envisionreports.com/axl**.
Step 2: Click on **Cast Your Vote or Request Materials**.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 19, 2024 to facilitate timely delivery.

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Stockholder Meeting Notice

The 2024 Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. will be held on Thursday, May 2, 2024, 8:00 A.M. Eastern Time, virtually via the internet at meetnow.global/MHHQ24Q. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors:
   01 - David C. Dauch
   02 - William L. Kozyra
   03 - Peter D. Lyons
   04 - Samuel Valenti III
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– **Internet** – Go to **www.envisionreports.com/axl**. Click Cast Your Vote or Request Materials.

– **Phone** – Call us free of charge at 1-866-641-4276.

– **Email** – Send an email to investorvote@computershare.com with "Proxy Materials American Axle" in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 19, 2024.

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/axl** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/axl

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - David C. Dauch	☐	☐	☐
02 - William L. Kozyra	☐	☐	☐
03 - Peter D. Lyons	☐	☐	☐
04 - Samuel Valenti III	☐	☐	☐

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2024 Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. will be held on Thursday, May 2, 2024, 8:00 A.M. Eastern Time, virtually via the internet at meetnow.global/MHHQ24Q.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/axl

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2024

David C. Dauch and Matthew K. Paroly, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 2, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

2024 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - David C. Dauch	☐	☐	☐
02 - William L. Kozyra	☐	☐	☐
03 - Peter D. Lyons	☐	☐	☐
04 - Samuel Valenti III	☐	☐	☐

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.edocumentview.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2024

David C. Dauch and Matthew K. Paroly, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 2, 2024 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)